                                                                  EXECUTION COPY

                                   AGREEMENT

                                      AND

                                 PLAN OF MERGER

                                     AMONG

                             MESABA HOLDINGS, INC.

                            RANGER ACQUISITION CORP.

                                      AND

                           BIG SKY TRANSPORTATION CO.

                               SEPTEMBER 26, 2002

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                               TABLE OF CONTENTS

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ARTICLE I    AGREEMENT AND PLAN OF MERGER................................................. 1
    Section 1.1  The OFFER................................................................ 1
    Section 1.2  Company Actions.......................................................... 3
ARTICLE II   THE MERGER................................................................... 5
    Section 2.1 The MERGER................................................................ 5
    Section 2.2 Articles of Incorporation................................................. 5
    Section 2.3 BYLAWS.................................................................... 5
    Section 2.4 Directors and Officers.................................................... 5
    Section 2.5 Conversion of Securities ................................................. 5
    Section 2.6 Surrender of Certificates ................................................ 6
    Section 2.7 No Further Ownership Rights in Company Common Stock ...................... 8
    Section 2.8 Lost, Stolen or Destroyed Certificates ................................... 8
    Section 2.9 Withholding Rights........................................................ 8
    Section 2.10 Dissenting Shares........................................................ 8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY .................................... 9
    Section 3.1 Organization and Power.................................................... 9
    Section 3.2 Corporate Authorization ................................................. 10
    Section 3.3 Governmental Authorization .............................................. 10
    Section 3.4 Non-Contravention ....................................................... 11
    Section 3.5 Capitalization of Company ............................................... 11
    Section 3.6 Capitalization of Subsidiaries .......................................... 12
    Section 3.7 SEC Filings ............................................................. 12
    Section 3.8 Financial Statements .................................................... 13
    Section 3.9 Material Contracts....................................................... 13
    Section 3.10 Absence of Certain Changes.............................................. 14
    Section 3.11 No Undisclosed Material Liabilities .................................... 16
    Section 3.12 Litigation.............................................................. 16
    Section 3.13 Taxes................................................................... 17
    Section 3.14 Employee Benefit Plans; ERISA .......................................... 19
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                               TABLE OF CONTENTS
                                  (continued)

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    Section 3.15 Multi-Employer Plans.................................................... 21
    Section 3.16 Compliance with Laws; No Default ....................................... 21
    Section 3.17 Collective Bargaining Agreements; Organizing Activity................... 21
    Section 3.18 Finders' Fees .......................................................... 21
    Section 3.19 Environmental Matters................................................... 22
    Section 3.20 Agreements with Financial Advisor ...................................... 25
    Section 3.21 Takeover Statutes....................................................... 25
    Section 3.22 Permits................................................................. 25
    Section 3.23 Certain Payments ....................................................... 25
    Section 3.24 Intellectual Property................................................... 26
    Section 3.25 Personal Property; Aircraft ............................................ 26
    Section 3.26 Leased and Owned Real Property.......................................... 27
    Section 3.27 Notes and Accounts Receivable........................................... 27
    Section 3.28 Insurance .............................................................. 28
    Section 3.29 Interests in Customers and Suppliers.................................... 28
    Section 3.30 Customer Relations...................................................... 28
    Section 3.31 No Special Shareholder Rights .......................................... 28
    Section 3.32 No Existing Discussions ................................................ 29
    Section 3.33 Full Disclosure ........................................................ 29
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT...................................... 29
    Section 4.1 Organization and Power................................................... 30
    Section 4.2 Corporate Authorization ................................................. 30
    Section 4.3 Governmental Authorization .............................................. 30
    Section 4.4 Non-Contravention ....................................................... 30
    Section 4.5 Certain Information...................................................... 31
    Section 4.6 Financing................................................................ 31
    Section 4.7 Litigation............................................................... 31
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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE V COVENANTS...................................................................... 31
    Section 5.1 Conduct of Company and Subsidiaries...................................... 31
    Section 5.2 Access to Information ................................................... 34
    Section 5.3 No Solicitation ......................................................... 34
    Section 5.4 Notice of Certain Events................................................. 35
    Section 5.5 Reasonable Best Efforts.................................................. 36
    Section 5.6 Public Announcements .................................................... 36
    Section 5.7 Further Assurances....................................................... 36
    Section 5.8 Director and Officer Indemnification .................................... 37
    Section 5.9 Obligations of Merger Subsidiary......................................... 37
    Section 5.10 Directors............................................................... 38
    Section 5.11 Meeting of Shareholders ................................................ 38
    Section 5.12 Anti-Takeover Statutes ................................................. 39
    Section 5.13 Third Party Consents.................................................... 39
    Section 5.14 Opinion of Financial Advisor ........................................... 40
    Section 5.15 Conduct of Company Following Effective Time............................. 40
ARTICLE VI CONDITIONS.................................................................... 40
    Section 6.1 Conditions to Each Party's Obligation to Effect the Merger .............. 40
    Section 6.2 Conditions to Obligations of Company to Effect the MERGER................ 41
    Section 6.3 Conditions to Obligations of Parent or Merger Subsidiary to
                Effect the Merger ....................................................... 41
ARTICLE VII TERMINATION.................................................................. 42
    Section 7.1 Termination.............................................................. 42
    Section 7.2 Effect of Termination.................................................... 43
    Section 7.3 Payments ................................................................ 44
    Section 7.4 Extension; Waiver........................................................ 44
ARTICLE VIII DEFINITIONS................................................................. 44
    Section 8.1 Definitions.............................................................. 44
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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE IX MISCELLANEOUS ................................................................ 49
    Section 9.1 Notices ................................................................. 49
    Section 9.2 Entire Agreement; Non-Survival of Representations and
                Warranties; Third Party Beneficiaries ................................... 50
    Section 9.3 Amendments; No Waivers................................................... 50
    Section 9.4 Successors and Assigns................................................... 51
    Section 9.5 Governing Law ........................................................... 51
    Section 9.6 Jurisdiction............................................................. 51
    Section 9.7 Counterparts; Effectiveness ............................................. 51
    Section 9.8 Interpretation........................................................... 51
    Section 9.9 Severability ............................................................ 52
    Section 9.10 Specific Performance ................................................... 52
    Section 9.11 Joint and Several Liability ............................................ 52
    Section 9.12 Waiver of Jury Trial.................................................... 52
    Section 9.13 Headings ............................................................... 52
    Section 9.14 Incorporation of Exhibits .............................................. 52
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                                       iv
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                                   ARTICLE I

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of September 26, 2002, among MESABA HOLDINGS, INC., a Minnesota corporation ("PARENT"), RANGER ACQUISITION CORP., a Montana corporation and a wholly owned subsidiary of Parent ("MERGER SUBSIDIARY"), and BIG SKY TRANSPORTATION CO., a Montana corporation ("COMPANY").

                              BACKGROUND STATEMENT

A. The parties hereto desire that Company shall be acquired by Parent (i) through a cash tender Offer by Merger Subsidiary to purchase all outstanding shares of the 1996 Series Common Stock, no par value, of Company ("COMPANY COMMON STOCK"), followed by (ii) a merger of Merger Subsidiary with and into Company (the "MERGER"), each pursuant to the terms of this Agreement. The parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

B. The respective boards of directors of Company, Parent and Merger Subsidiary have approved and declared advisable this Agreement and the transactions contemplated hereby.

C. To induce Parent to enter into this Agreement, certain shareholders of Company have executed a shareholder agreement (the "SHAREHOLDER AGREEMENT") with Parent in the form attached hereto as ANNEX B.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the respective undertakings, conditions, representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   THE OFFER

         SECTION 1.1 THE OFFER.

         (a) COMMENCEMENT OF OFFER. Provided that this Agreement shall not have been terminated in accordance with ARTICLE VII, as promptly as reasonably practicable after receiving final labor approval of the contract amendments described in paragraph (g) of ANNEX A, including membership ratification, if necessary, Parent shall cause Merger Subsidiary to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 ACT")), and Merger Subsidiary shall commence, an Offer (as amended or supplemented in accordance with this Agreement, the "OFFER") to purchase for cash all issued and outstanding shares of Company Common Stock at a price of $2.60 per share, net to the seller in cash, without interest thereon


                                       1
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(such price, or such higher price per share as may be paid in the Offer, being referred to as the "OFFER PRICE") and, subject to the conditions of the Offer, Parent and Merger Subsidiary shall use all reasonable best efforts to consummate, or cause to be consummated, the Offer. The obligation of Merger Subsidiary, and of Parent to cause Merger Subsidiary, to consummate the Offer and to accept for payment and to pay for any shares of Company Common Stock tendered shall be subject to only those conditions to the Offer set forth in ANNEX A (any of which may be waived by Merger Subsidiary or Parent in its sole discretion) (the "CONDITIONS TO THE OFFER"). Notwithstanding the foregoing, without the prior written consent of Company, neither Merger Subsidiary nor Parent shall waive or amend the MINIMUM TENDER CONDITION (as defined in ANNEX
A). Upon the terms and subject to the conditions of the Offer, Merger Subsidiary will accept for payment and pay for, as soon as permitted under the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn prior to the expiration of the Offer. If prior to the consummation of the Offer there is any change in the outstanding shares of Company Common Stock, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares, or stock dividend thereon, the Offer Price payable pursuant to the Offer shall be appropriately adjusted.

         (b) EXPIRATION. The expiration date of the Offer shall be the twentieth
(20th) business day after the date of commencement of the Offer. Without the prior written consent of Company, neither Parent nor Merger Subsidiary shall (i) reduce the price per share of Company Common Stock payable in the Offer, (ii) change the form of consideration payable in the Offer, (iii) reduce the number of shares of Company Common Stock sought pursuant to the Offer, (iv) modify the conditions of the Offer in a manner adverse to holders of Company Common Stock,
(v) impose additional conditions to the Offer, (vi) waive or amend the Minimum Tender Condition, or (vii) amend any other term of the Offer in any manner adverse to holders of Company Common Stock. In addition, Parent and Merger Subsidiary agree that Merger Subsidiary shall not terminate or withdraw the Offer or, except as provided in this SECTION 1.1(b), extend the expiration date of the Offer unless at the expiration date of the Offer the conditions to the Offer described in ANNEX A hereto shall not have been satisfied or earlier waived. If at the expiration date of the Offer, the conditions to the Offer described in ANNEX A hereto shall not have been satisfied or earlier waived but, in the reasonable belief of Parent, may be satisfied prior to the sixtieth
(60th) business day after the date of commencement of the Offer, Merger Subsidiary may extend the expiration date of the Offer for an additional period or periods of time until the earlier of (i) the date such conditions are satisfied or earlier waived and Merger Subsidiary becomes obligated to accept for payment and pay for shares of Company Common Stock tendered pursuant to the Offer, or (ii) this Agreement is terminated in accordance with its terms. Each extension of the Offer pursuant to the immediately preceding sentence shall be for a period of no more than ten (10) business days. Notwithstanding any provision of this SECTION 1.1(b) to the contrary, if at the expiration date of the Offer the conditions to the Offer described in ANNEX A have been satisfied or earlier waived, but there have been validly tendered and not withdrawn a number of shares of Company Common Stock which represents fewer than eighty percent (80%) of the number of shares of Company Common Stock outstanding on a fully diluted basis (assuming the exercise of all outstanding options) as of the expiration of the Offer, then Merger Subsidiary may extend the Offer for one (1) or more periods of no more than three (3) business days each, not to exceed twenty (20) business days in the aggregate.

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         (c) SEC FILINGS FOR TENDER OFFER. As soon as reasonably practicable on the date of commencement of the Offer, Parent and Merger Subsidiary shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with respect to the Offer which shall contain, among other things, an Offer to purchase and a related letter of transmittal and other ancillary documents (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer DOCUMENTS"). Parent shall deliver copies of the proposed forms of the Offer Documents to Company within a reasonable time prior to the commencement of the Offer for review and comment by Company and its counsel. Parent agrees to provide to Company and its counsel in writing any comments that Merger Subsidiary, Parent or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. Parent and Merger Subsidiary shall promptly correct any information in the Offer Documents that shall have become false or misleading in any material respect and take all steps necessary to cause such Offer Documents as so corrected to be filed with the SEC and disseminated to the shareholders of Company, in each case as and to the extent required by the 1934 Act. Parent shall deliver copies of the proposed form of corrected Offer Documents to Company within a reasonable time prior to their filing or dissemination for review and comment by Company and its counsel.

         (d) PARENT FUNDING. Subject to the terms and conditions of this Agreement, Parent shall provide or cause to be provided to Merger Subsidiary on a timely basis the funds necessary to purchase any shares of Company Common Stock that Merger Subsidiary becomes obligated to purchase pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for shares of Company Common Stock accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with a depositary, which will act as agent for tendering shareholders for the purpose of receiving payments from Merger Subsidiary and transmitting those payments to shareholders whose shares have been accepted for payment.

         (e) ASSIGNMENT. Merger Subsidiary may, at any time, transfer or assign to one (1) or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Company Common Stock tendered pursuant to the Offer, but no such transfer or assignment shall relieve Parent or the Merger Subsidiary of their obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Company Common Stock properly tendered and accepted for payment.

         SECTION 1.2 COMPANY ACTIONS.

         (a) CONSENT TO OFFER, MERGER AND TRANSACTIONS. Subject to the last sentence of this SECTION 1.2(a), Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement, and represents that its Company Board, at a meeting duly called has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the purchase of the Company Common Stock contemplated by the Offer, are fair to and in the best interests of the Company's shareholders,
(ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the purchase of the Company Common Stock contemplated by the Offer, in accordance with the requirements of the Montana Business Corporation Act ("MBCA"), including Section 35-1-813 of the MBCA, (iii) taken all action necessary to render any state takeover statutes inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement, and (iv) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its shareholders. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Company Board shall be permitted to withdraw, modify or change any actions described above if and to the extent that the Company Board, upon receipt of a Superior Proposal (as defined in SECTION 5.3), and after consultation with independent legal counsel, determines in its good faith judgment that such action is necessary for the Company Board to comply with its duties to Company's shareholders under applicable law.

         (b) FILINGS; BOARD RECOMMENDATION; SHAREHOLDER COMMUNICATION. In accordance with Rule 14d-9 under the 1934 Act, Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time and including the exhibits thereto, the "SCHEDULE 14D-9"), and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the 1934 Act. Subject to the last sentence of SECTION 1.2(a), the Schedule 14D-9 will set forth that the board of directors of Company (the "COMPANY BOARD"): (i) has determined that the terms of the Offer and the Merger are fair to and in the best interests of Company and its shareholders; and (ii) recommends that the shareholders of Company accept the Offer and tender their shares of Company Common Stock. Subject to the last sentence of SECTION 1.2(a), Company hereby consents to the inclusion in the Offer Documents of the determination and recommendation referred to in the immediately preceding sentence. Company shall deliver the proposed forms of the Schedule 14D-9 to Parent within a reasonable time prior to the commencement of the Offer for review and comment by Parent and its counsel. Company agrees to provide to Parent and its counsel in writing any comments that Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt thereof. Company shall promptly correct any information in the Schedule 14D-9 that shall have become false or misleading in any material respect and take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the shareholders of Company, in each case as and to the extent required by the 1934 Act. Company shall deliver copies of the proposed form of the corrected Schedule 14D-9 to Parent within a reasonable time prior to their filing or dissemination for review and comment by Parent and its counsel.

         (c) INFORMATION AND MATERIALS TO PARENT. In connection with the Offer, Company shall furnish to, or cause to be furnished to, Parent mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of Company Common Stock as of a recent date and shall furnish Parent with such information and assistance (including updated security position listings and other available listings or computer files of record holders) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial shareholders of Company. Except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Subsidiary shall, and shall cause each of their affiliates to, hold the information contained in any of such labels, lists and files in confidence, use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, deliver to Company all copies of such information and extracts therefrom then in their possession or under their control.


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         (d) PARENT BOARD APPOINTMENTS; POWERS OF THE BOARD. The appointment of
Parent representatives to the Company Board, the obligations of the Company with respect thereto and the approvals required until the Effective Time shall be governed by SECTION 5.10 of this Agreement.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1 THE MERGER.

         (a) THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into Company in accordance with the MBCA, whereupon the separate existence of Merger Subsidiary shall cease and Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

         (b) CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date (the "CLOSING DATE") which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in ARTICLE VI at Briggs and Morgan, P.A., 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, or at such other location as the parties may agree.

         (c) EFFECTIVE TIME AND EFFECT OF MERGER. Upon the Closing, Company and Merger Subsidiary shall deliver to the Montana Secretary of State for filing Articles of Merger, in accordance with Section 35-1-816 of the MBCA. The Merger shall become effective at the time of filing of the Articles of Merger or at such later time as is agreed by Parent and Company and specified in the Articles of Merger (the "EFFECTIVE TIME"). The Merger shall have the effects set forth in
Section 35-1-817 of the MBCA.

         SECTION 2.2 ARTICLES OF INCORPORATION. The articles of incorporation of Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.3 BYLAWS. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.4 DIRECTORS AND OFFICERS. From and after the Effective Time until their successors are duly elected or appointed and qualified in accordance with the MBCA and the articles of incorporation and bylaws of the Surviving Corporation, (a) the directors of Company at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Company at the Effective Time shall be the officers of the Surviving Corporation.

         SECTION 2.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Subsidiary or Company:

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         (a) COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock held directly by Parent or Merger Subsidiary and shares held by Dissenting Holders, as defined in SECTION 2.10(a), automatically shall be converted into the right to receive, pursuant to the provisions of this
SECTION 2.5, the Offer Price in cash without interest (the "MERGER CONSIDERATION"). If prior to the Effective Time there is any change in the outstanding shares of Company Common Stock, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares, or stock dividend thereon, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

         (b) CANCELLATION OF CERTAIN SHARES. Each share of Company Common Stock held directly by Parent and Merger Subsidiary immediately prior to the Effective Time shall be canceled and extinguished, and no consideration shall be delivered therefor.

         (c) CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of common stock, no par value, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

         (d) TREATMENT OF COMPANY STOCK OPTIONS. At the consummation of the Offer, each outstanding option exercisable under Company's 1995 Directors Composition, Meeting, and Compensation Plan and 1999 Long-Term Incentive and Stock Option Plan (the "COMPANY OPTION PLANS") with an exercise price less than the Offer Price shall be converted into the right to receive the difference between the Merger Consideration and the exercise price per share for the option. Any shares acquired upon exercise of vested options under the Company Option Plans prior to the consummation of the Offer and duly tendered pursuant to the Offer shall be purchased by the Merger Subsidiary at the consummation of the Offer. At the Effective Time, any remaining Company options (whether vested or unvested, or whether granted under the Company Option Plans or otherwise) shall terminate, including vested options not theretofore exercised. To the extent necessary or required by the terms of the Company Option Plans or pursuant to the terms of any option granted thereunder, Company shall use its best efforts to obtain the consent of each holder of outstanding options to the foregoing treatment of such holder's options.

         SECTION 2.6 SURRENDER OF CERTIFICATES.

         (a) PAYMENT AGENT. Parent shall select a bank or trust company reasonably acceptable to Company to act as the payment agent (the "PAYMENT AGENT") in the Merger.

         (b) PARENT TO PROVIDE MERGER CONSIDERATION. At the Closing, Parent shall make available to the Payment Agent for payment in accordance with this
ARTICLE II a cash amount equal to the aggregate Merger Consideration payable pursuant to SECTION 2.5, to be held by the Payment Agent for the benefit of and distributed to holders of such shares in accordance with this Agreement. The Payment Agent shall agree to hold such funds (the "PAYMENT FUNDS") for delivery as contemplated herein. Any portion of the Merger Consideration made available to the Payment Agent hereunder to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand. The Payment Funds shall not be used for any other purpose. The Payment Funds may be invested by the Payment Agent, as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States, (ii) commercial paper rated A-1, P-1 or A-2, P-2, and (iii) certificates of deposit, bank repurchase agreements and bankers acceptances of any bank or trust company organized under federal law or under the law of any state of the United States or the District of Columbia that has capital, surplus or undivided profits of at least $1,000,000,000 or in money market funds which are invested substantially in such investments. Any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. If for any reason the Payment Funds are inadequate to pay the Merger Consideration, Parent shall remain liable and shall promptly make available to the Payment Agent additional funds for the payment thereof.

         (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Payment Agent to mail to each holder of record as of the Effective Time of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock which were converted into the right to receive the Merger Consideration (i) a letter of transmittal (which shall be in such form and have such provisions as Parent shall reasonably specify) and (ii) instructions for effecting the exchange of the Certificates for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in accordance with SECTION 2.5(a), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificates.

         In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to the transferee only if (i) the Certificates representing such shares of Company Common Stock surrendered to the Payment Agent in accordance with the terms hereof is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and it is otherwise in property form to effect such transfer, (ii) the Person requesting such transfer pays to the Payment Agent any transfer or other Taxes payable by reason of such transfer or establishes to the satisfaction of the Payment Agent that such Taxes have been paid or are not required to be paid, and (iii) such Person establishes to the satisfaction of Parent that such transfer would not violate any applicable federal or state securities laws.

         (d) NO LIABILITY. Notwithstanding anything to the contrary in this
SECTION 2.6, none of the Payment Agent, Parent, Merger Subsidiary, the Surviving Corporation or any other party hereto shall be liable to any Person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) TERMINATION OF PAYMENT AGENT. Any Merger Consideration made available to the Payment Agent pursuant to SECTION 2.6(b) which remains undistributed for six (6) months after the Effective Time shall be returned by the Payment Agent to Parent, which shall thereafter act as Payment Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of any funds to which such holder may be due, subject to applicable law.

         SECTION 2.7 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

         SECTION 2.8 LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 2.9 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled, or shall be entitled to cause the Payment Agent, to deduct and withhold from the amounts payable pursuant to the Offer and the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Payment Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Payment Agent, as the case may be.

         SECTION 2.10 DISSENTING SHARES.

         (a) DISSENTING SHAREHOLDERS. Notwithstanding any provision of this Agreement to the contrary, if shareholders of Company are entitled under Sections 35-1-826 through 35-1-839 of the MBCA to dissenters' rights in connection with the Merger, any issued and outstanding shares of Company Common Stock held by a Person who has asserted dissenters' rights in accordance with Sections 35-1-826 through 35-1-839 of the MBCA (a "DISSENTING HOLDER") and as of the Effective Time has neither effectively withdrawn nor lost the right of dissent ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to SECTION 2.5(a), but such Dissenting Holder thereof shall be entitled to only such rights in respect thereof as are granted by Sections 35-1-826 through 35-1-839 of the MBCA.

         (b) LOSS OF DISSENTERS' RIGHTS. Notwithstanding the provisions of
SECTION 2.10(a), if any Dissenting Holder who exercises dissenters' rights under Sections 35-1-826 through 35-1- 839 of the MBCA shall effectively withdraw or lose such rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, the shares of Company Common Stock held by such Dissenting Holder automatically shall be converted into and represent only the right to receive the Merger Consideration as provided in SECTION 2.5(a), without interest thereon, upon surrender of the certificate or certificates representing such shares.

         (c) PARENT RIGHTS. Company shall give Parent (i) prompt written notice of any written demands for payment under Sections 35-1-826 through 35-1-839 of the MBCA, withdrawals of such demands and any other related instruments served pursuant to Sections 35-1- 826 through 35-1-839 of the MBCA received by Company and a true, correct and complete copy thereof, and (ii) the right to direct all negotiations and proceedings with respect to demands for payment under Sections 35-1-826 through 35-1-839 of the MBCA. Company shall not voluntarily make any payment with respect to any demands for payment and shall not, except with the prior written consent of Parent and Merger Subsidiary, settle or Offer to settle any such demands.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Merger Subsidiary that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule delivered by Company to Parent on or before the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III and the disclosures in any paragraph shall qualify only the corresponding paragraph in this ARTICLE III, except where the information in any such Section is disclosed in such a manner to make its relevance to any other representation or warranty readily apparent, in which case such Section shall be deemed to also qualify such other representation and warranty.

         SECTION 3.1 ORGANIZATION AND POWER. Each of Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has provided Parent with accurate and complete copies, as of the date hereof, of the Articles of Incorporation and Bylaws of the Company and each of its Subsidiaries. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Company. SECTION 3.1 of the Company Disclosure Schedule contains a complete and accurate list of all jurisdictions in which Company and each of its Subsidiaries is qualified to do business as a foreign corporation.

         For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" with respect to Company or Parent, as the case may be, means a significant and substantial adverse effect (i) on the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) on the ability of such Person to perform its obligations under or to consummate the transactions contemplated by this Agreement, and shall include any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect with the passage of time; provided, however, that none of the following shall constitute a Material Adverse Effect: (a) occurrences affecting Company's or Parent's or any of their respective Subsidiaries' businesses as a result of the announcement of the execution of this Agreement; (b) general economic conditions; (c) any changes generally affecting the industry in which Company and its Subsidiaries or Parent and its Subsidiaries operate; or (d) changes in Company's business after the date hereof attributable to actions taken by Parent. SECTION 3.1 of the Company Disclosure Schedule delivered by Company to Parent prior to the execution of this Agreement sets forth a complete list of Company's Subsidiaries.


         SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby are within Company's corporate powers and have been duly authorized by all necessary corporate action required to be taken by Company, subject, in the case of the Merger, to approval by the shareholders of Company to the extent required by the MBCA. This Agreement and all agreements of Company contemplated hereby have been or shall be duly executed and delivered by Company and, when so executed and delivered, will constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

         SECTION 3.3 GOVERNMENTAL AUTHORIZATION. Except as set forth in SECTION
3.3 of the Company Disclosure Schedule, the execution, delivery and performance by Company of this Agreement, and the consummation by Company of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental agency or authority, U.S. or foreign, (a "GOVERNMENTAL AUTHORITY") other than: (a) the filing of Articles of Merger with respect to the Merger with the Secretary of State of the State of Montana and appropriate documents with the relevant authorities of other states in which Company is qualified to do business; (b) compliance with title 49, United States Code and any applicable rules or regulations of the U.S. Department of Transportation, the Federal Aviation Administration ("FAA"), and any other modal administration or successor thereof ("DOT"), including any filings required to be made with DOT; (c) any consent, approval, order, authorization, registration, declaration, or filing required to be received from or made with any Governmental Authority that generally regulates aspects of airline operations, including noise, environmental, communication, agricultural, customs, or immigration issues; (d) compliance with any applicable state antitrust statutes; (e) compliance with any applicable requirements of the 1934 Act and similar state securities laws; (f) those that may be required solely by reason of Parent's or Merger Subsidiary's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on Company, Parent, Merger Subsidiary or the Surviving Corporation; and (h) filings and notices not required by a Governmental Authority to be made or given until after the Effective Time.

         SECTION 3.4 NON-CONTRAVENTION. Except as set forth in SECTION 3.4 of the Company Disclosure Schedule, the execution, delivery and performance by Company of this Agreement do not, and the consummation by Company of the transactions contemplated hereby will not: (a) contravene or conflict with the articles of incorporation, bylaws or similar organizational documents of Company or any of the Company and its Subsidiaries; (b) assuming compliance with the matters referred to in SECTION 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Company or its Subsidiaries; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, modification, cancellation or acceleration of any right or obligation of Company or any of its Subsidiaries or to a loss of any benefit to which Company or any of its Subsidiaries is entitled under any provision of any Material Contract or Material Lease binding upon Company or any of its Subsidiaries that involves the payment or receipt of money in excess of $50,000 during any period of twelve
(12) consecutive months; or (d) result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries; all except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, modification, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Company. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or nature.

         SECTION 3.5 CAPITALIZATION OF COMPANY.

(a) AUTHORIZED CAPITALIZATION. The authorized capital stock of Company consists of 20,000,000 shares of Company Common Stock and 3,500,000 shares of Preferred Stock, par value 10 cents per share ("COMPANY PREFERRED STOCK"). On September 25, 2002, (i) 1,252,112 shares of Company Common Stock were outstanding, all of which were validly issued, fully paid, and nonassessable, and no other shares of Company Common Stock had been issued as of such date and (ii) 161,001 shares of Company Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under the Company Option Plans. Since March 31, 2002, no shares of Company Common Stock have been issued except pursuant to the exercise of options granted under the Company Option Plans. None of the shares of Company Preferred Stock are issued and outstanding. Except as set forth in SECTION 3.5 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Company Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any other entity.

         (b) WARRANTS, OPTIONS AND OTHER AGREEMENTS. Except as set forth in
SECTION 3.5 of the Company Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments, or agreements of any character to which Company or any of its Subsidiaries is a party or by which it is bound obligating Company or any of its Subsidiaries to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of capital stock of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, call, right, commitment, or agreement. Except as set forth in SECTION 3.5 of the Company Disclosure Schedule, Company is not a party to, nor is Company aware of, any voting agreement, voting trust, proxy, or other agreements or understandings with respect to the shares of capital stock of Company or any agreement, arrangement, or understanding providing for registration rights with respect to any shares of capital stock of Company.

         SECTION 3.6 CAPITALIZATION OF SUBSIDIARIES. All the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of Company are duly authorized, validly issued, fully paid and nonassessable and all such shares are directly owned by Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in Company's voting rights, charges, or other interests or encumbrances of any nature. There are no outstanding (i) securities of any Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options or other rights to acquire any Subsidiary, and no other obligation of any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES").

         SECTION 3.7 SEC FILINGS.

         (a) SEC FILINGS IN GENERAL. To the best of Company's Knowledge, Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed since January 1, 1995 pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 ACT") and the 1934 Act (the "COMPANY SEC DOCUMENTS").

         (b) 1934 ACT FILINGS. As of its filing date, no Company SEC Document filed pursuant to the 1934 Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

         (c) 1933 ACT FILINGS. Each Company SEC Document that is a registration statement, as amended if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

         SECTION 3.8 FINANCIAL STATEMENTS. The audited consolidated financial statements of Company included in Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 (the "COMPANY 10-KSB") and the unaudited consolidated interim financial statements of Company included in its quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 2001, December 31, 2001 and March 31, 2002 (the "COMPANY 10-QSBs") provided by Company to Parent, comply as to form with the applicable published rules and regulations of the SEC and have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be set forth in the notes to the financial statements or, in the case of unaudited interim statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, all material respects, the consolidated financial position, assets, liabilities (including all reserves) and shareholders' equity of Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of Company as of June 30, 2002 set forth in the Company 10-KSB, and "COMPANY BALANCE SHEET DATE" means June 30, 2002.

         SECTION 3.9 MATERIAL CONTRACTS. SECTION 3.9 of the Company Disclosure Schedule lists each of the following contracts, leases, subleases, licenses, sublicenses, plans, arrangements, commitments and other documents and instruments (the "MATERIAL CONTRACTS") to which the Company and the Company subsidiaries are a party:

         (a) Any lease of real or personal property from or to third parties with annual payments exceeding $25,000 or with a term exceeding one (1) year;

         (b) Any written arrangement concerning a partnership, joint venture, code-sharing, wet-lease, or frequent flyer program or operation;

         (c) Any written arrangement (or a group of related written arrangements) under which any of the Company or its Subsidiaries has (i) created, incurred, assumed or guaranteed indebtedness in excess of $50,000, or
(ii) impose a Lien on any of its material assets, tangible or intangible;

         (d) Any written arrangement concerning a non-competition obligation binding on the Company or any of its Subsidiaries;

         (e) Any written arrangement not disclosed in the Company Disclosure Schedule pursuant to any other provision of this SECTION 3.9 under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect;

         (f) Any contract with any labor union or contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis that is not terminable by the Company or its Subsidiaries on sixty (60) days' or less notice;

         (g) Any guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

         (h) Any material agreement or commitment with respect to the lending or investing of funds to or in other Persons or entities;

         (i) Any license or royalty agreements;

         (j) Except for contracts with customers entered into in the ordinary course of business consistent with past practices, any other contract or group of related contracts with the same party (or group of related parties) either
(A) requiring payments after the date hereof to or by the Company or its Subsidiaries of more than $50,000, or (B) not terminable by the Company or its Subsidiaries on sixty (60) days or less notice;

         (k) Any agreement with any employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement involving the Company or its Subsidiaries;

         (l) Any agreement the benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement;

         (m) Any contract or agreement pertaining to the acquisition or disposition of assets outside of the ordinary course of business; and

         (n) Any other written arrangement or group of related written arrangements not entered into in the ordinary course of business.

The Company has delivered or otherwise made available to Parent a correct and complete copy of each Material Contract (including all amendments thereto) listed in SECTION 3.9 of the Company Disclosure Schedule. With respect to each Material Contract so listed (i) the Material Contract is legal, valid, binding and enforceable against Company and its Subsidiaries which are a party thereto and in full force and effect in all material respects; (ii) assuming all consents required pursuant to SECTION 3.4 of the Company Disclosure Schedule are obtained, the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms immediately after the Effective Time in all material respects; (iii) neither the Company nor any Subsidiary or, to the Knowledge of the Company, any other party is in material breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification, or acceleration under the Material Contract, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived or which would not cause a Material Adverse Effect; and (iv) to the Knowledge of the Company, no party (other than the Company or its Subsidiaries) has repudiated any provision of any Material Contract. Neither the Company nor any of its Subsidiaries is a party to any verbal contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in SECTION 3.9 of the Company Disclosure Schedule. No confidentiality agreement executed in connection with potential acquisitions of or by the Company or any of its Subsidiaries, other than Parent, grants any party exclusivity with respect to such acquisition.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company 10- KSB or as disclosed in SECTION 3.10 of the Company Disclosure Schedule, since June 30, 2002,

Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not been:

         (a) any event, occurrence or development which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Company and its Subsidiaries, taken as a whole;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Company or any of its Subsidiaries;

         (c) any (i) amendment of any term of any outstanding security of Company or any of its Subsidiaries that would materially increase the obligations of Company or such Subsidiary under such security; (ii) issuance of or commitment to issue any security of Company; or (iii) issuance of or commitment to issue any security exercisable into any outstanding security of the Company, except in the case of clauses (ii) and (iii) pursuant to the Company Option Plans;

         (d) any (i) incurrence or assumption by Company or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) in the ordinary course of business consistent with past practice or (ii) guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Company or any of its Subsidiaries for the obligations of any other Person (other than any wholly-owned Subsidiary of Company), other than in the ordinary course of business consistent with past practice;

         (e) any creation or assumption by Company or any of its Subsidiaries of any Lien on any material asset of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

         (f) any making of any loan, advance or capital contribution to or investment in any Person by Company or any of its Subsidiaries other than (i) loans, advances or capital contributions to or investments in its Subsidiaries or (ii) loans or advances to employees of Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

         (g) any (i) material acquisition, disposition, lease or transfer of any assets or business of the Company or any of its Subsidiaries or (ii) modification, amendment, assignment, termination or relinquishment by Company or any of its Subsidiaries of any contract, license or other right that, individually or in the aggregate, would have a Material Adverse Effect on Company, other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

         (h) any material change in any method of accounting or accounting principles or practice by Company or any of its Subsidiaries;

         (i) any (i) grant of the right to receive any severance or termination pay to any director, officer, employee or agent of Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or agent of Company or any of its Subsidiaries,
(iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Company or any of its Subsidiaries other than, in the case of clause (iv) only, normal increases in compensation, bonus or other benefits payable to employees of Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

         (j) Any cancellation, compromise, waiver, forgiveness, discharge, termination or release of any material rights or claims (or series of material rights or claims) or any obligation or liability of any material amount (i) involving any director, officer, employee, agent or shareholder of Company, (ii) involving more than $50,000, or (iii) outside of the ordinary course of business; or

         (k) any written or oral agreement to do any of the foregoing.

         SECTION 3.11 NO UNDISCLOSED MATERIAL LIABILITIES. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Company or any of its Subsidiaries since June 30, 2002, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof;

         (b) liabilities or obligations which, individually and in the aggregate, have not had and would not have a Material Adverse Effect on Company;

         (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; and

         (d) liabilities or obligations incurred in the ordinary course of business consistent with past practices.

         SECTION 3.12 LITIGATION. Except as set forth in SECTION 3.12 of the Company Disclosure Schedule, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature (civil, criminal, regulatory or otherwise), in law or in equity, pending or, to the Knowledge of Company, threatened against or affecting Company or any of its Subsidiaries (a) that involves the transactions contemplated by this Agreement or (b) that would be reasonably expected to result in a liability, individually or in the aggregate, to Company or its Subsidiaries of $50,000 or more or otherwise to have, individually or in the aggregate, a Material Adverse Effect on Company. No citations, fines or penalties have been levied against Company by any Governmental Authority, including without limitation under any Environmental Law or any federal, state or local law or regulation relating to occupational health or safety, that individually or in the aggregate resulted in a liability to Company or its Subsidiaries of $25,000 or more.

         SECTION 3.13 TAXES. Except as set forth in SECTION 3.13 of the Company Disclosure Schedule:

         (a) TAX RETURN FILINGS. Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Company or any of its Subsidiaries is or has been a member, has timely filed (or has had timely filed on its behalf) all Tax Returns required by applicable law to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance with applicable laws and regulations. SECTION 3.13 of the Company Disclosure Schedule lists the federal, state, local and foreign income Tax Returns filed with respect to the Company and any of its subsidiaries for taxable periods ended on or after June 30, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit;

         (b) PAYMENTS. Company and each of its Subsidiaries has paid (or has had paid on its behalf) all Taxes due and owing and each of the Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

         (c) AUDITS, INVESTIGATIONS AND CLAIMS. The federal income Tax Returns of Company have been examined and settled with the Internal Revenue Service (the "SERVICE") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through June 30, 1998. No unpaid deficiencies for Taxes have been claimed, proposed or assessed by any Taxing or other Governmental Authority against Company or any of its Subsidiaries for any year. There are no pending or, to the Knowledge of Company, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any Taxing Authority or Governmental Authority with respect to Taxes that could result in additional liability for Taxes. Neither Company nor any of its Subsidiaries have been notified that any income Taxing Authority intends to audit a return for any period. No waiver or extension of a statute of limitations relating to Taxes is in effect or has been requested by any Taxing Authority with respect to Company or any of its Subsidiaries;

         (d) LIENS. There are no material Liens or encumbrances for Taxes on any of the assets of Company or its Subsidiaries (other than for Taxes not yet due and payable);

         (e) COMPLIANCE. Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations of any Governmental or Taxing Authority relating to the payment and withholding of Taxes;

         (f) NO TAX SHARING AGREEMENT. Neither Company nor any of its Subsidiaries is or has been a party to any Tax allocation, Tax sharing, Tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

         (g) RESERVES. The Company Balance Sheet reflects an adequate reserve for all Taxes payable or receivable by the Company and its Subsidiaries for all taxable periods through the Company Balance Sheet Date;

         (h) EXTRAORDINARY GAINS OR LOSSES. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice;

         (i) PARACHUTE PAYMENTS. No payment which Company or its Subsidiaries is obligated to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code;

         (j) DISCLOSURE OF UNDERSTATEMENT. All transactions that could give rise to an understatement of the federal income Tax liability of Company or any of its Subsidiaries within the meaning of Section 6662(d) of the Code are adequately disclosed on the Tax Returns in accordance with Section 6662(d)(2)(B) of the Code;

         (k) CHANGE IN ACCOUNTING METHOD. Neither Company nor any of its Subsidiaries has made any change in accounting methods for Tax reporting purposes, received a ruling from any Taxing Authority or signed an agreement with any Taxing Authority;

         (l) NO TAX CONSENTS. Neither Company nor any of its Subsidiaries, with respect to any assets or property held, acquired or to be acquired, has filed a consent to the application of Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a SubSection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries;

         (m) TAX-EXEMPT USE PROPERTY. None of the assets of Company or any of its Subsidiaries directly or indirectly secures any debt the interest of which is tax-exempt under Section 103(a) of the Code, and none of such assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

         (n) NO LIABILITIES OF OTHER PERSONS. Except as imposed by law, neither Company nor any of its Subsidiaries is subject to liabilities for Taxes of any other Person;

         (o) FOREIGN PERSON. Neither Company nor any of its Subsidiaries is a Person other than a United States Person within the meaning of the Code;

         (p) CONSOLIDATED TAX RETURN. Neither Company nor any of its Subsidiaries has ever been a member of any other affiliated group of corporations, within the meaning of Section 1504 of the Code;

         (q) STOCK DISTRIBUTIONS. Neither company nor any of its Subsidiaries has distributed stock of another person, or had its stock distributed by another person, in a transaction that was reported or intended to be governed in whole or in part by Code Section 355 or Section 361; or

         (r) PARTNERSHIP. Neither Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that would be treated as a partnership for federal income Tax purposes.

"TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, fuel, airport use, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Service or any other taxing authority (whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, whether paid or received, fines, penalties or additional amounts, and any joint, several and/or transferee liabilities, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority in any jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) EMPLOYEE BENEFIT PLANS. Except as disclosed in SECTION 3.14(a) of the Company Disclosure Schedule, there are no employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with Company would be deemed a "CONTROLLED GROUP" within the meaning of
Section 4001(a)(14) of ERISA, or with respect to which Company or any of its Subsidiaries has or may have a liability (the "COMPANY BENEFIT PLANS"). Except as disclosed in SECTION 3.14(a) of the Company Disclosure Schedule: (i) neither Company nor any ERISA Affiliate has any formal plan or commitment, or is giving serious consideration to a proposal, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would affect any employee or terminated employee of Company or any ERISA Affiliate; and (ii) since June 30, 2001, there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan. Company has made available, or has caused to be made available, to Parent (i) current, accurate and complete copies of all documents embodying each Company Benefit Plan, including all amendments thereto, and trust or funding agreements with respect thereto; (ii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust; (iii) a statement of alternative form of compliance pursuant to Department of Labor Regulation Section 2520.104-23, if any, filed for each Company Benefit Plan that is either an "EMPLOYEE PENSION BENEFIT PLAN" as defined in Section 3(2) of ERISA or an "EMPLOYEE WELFARE BENEFIT PLAN" as defined in Section 3(1) of ERISA for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if the Company Benefit Plan is funded, the most recent annual and periodic accounting of such Company Benefit Plan assets, including audited financial statements, for the last three years; and (vi) the most recent summary plan description, if any, together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan.

         (b) QUALIFICATION OF COMPANY BENEFIT PLANS. With respect to each Company Benefit Plan, except as disclosed in SECTION 3.14(b) of the Company Disclosure Schedule (i) if intended to qualify under Section 401(a) of the Code, such plan satisfies the material applicable requirements of the Code, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law; (iii) no material breaches of fiduciary duty by the Company or any officer of the Company have occurred; (iv) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no material lien imposed under the Code or ERISA exists; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full in all material respects; and (vii) there are no actions, proceedings, arbitrations, suits or claims pending, or to the Knowledge of Company threatened (other than routine claims for benefits), against Company or any ERISA Affiliate or, to the Knowledge of the Company, any administrator, trustee or other fiduciary of any Company Benefit Plan.

         (c) UNDISCLOSED LIABILITIES. Except as disclosed in SECTION 3.14(c) of the Company Disclosure Schedule, neither Company nor any ERISA Affiliate has incurred any material liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full in all material respects, except for any such liability that has been reflected on Company's consolidated financial statements.

         (d) WELFARE PLANS. With respect to each Company Benefit Plan that is an Employee Welfare Benefit Plan, except as specifically disclosed in SECTION 3.14(d) of the Company Disclosure Schedule, no such plan provides any material medical or death benefits with respect to current or former employees of Company or any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA or applicable state continuation laws and at the expense of the participant or the participant's beneficiary.

         (e) HIPAA. The Company and any of its ERISA Affiliates has complied with the applicable electronic data interchange requirements of the Health Care Portability and Accountability Act of 1996 as to its group medical plans either by filing a timely Compliance Plan or an extension with the Department of Health and Human Services.

         (f) NO SEVERANCE OR GROSS-UP. Except with respect to payments under the agreements and programs specified in SECTION 3.14(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any Tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Company Benefit Plan.

         SECTION 3.15 MULTI-EMPLOYER PLANS. Except as disclosed in SECTION 3.15 of the Company Disclosure Schedule, there is no Company Benefit Plan that is a "MULTI-EMPLOYER PLAN," as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA. There has not been assessed any liability with respect to any Multi-Employer Plan that is either an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan under the terms of such plan, any collective bargaining agreement or otherwise resulting from the cessation of contribution, cessation of an obligation to make contribution or any other form of withdrawal from such Multi-Employer Plan. Neither Company nor any of its Subsidiaries has at any time withdrawn from a Multi-Employer Plan in what such plan might claim to be a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability (contingent or otherwise), including an obligation entered into in accordance with Section 4204 of ERISA.

         SECTION 3.16 COMPLIANCE WITH LAWS; NO DEFAULT. Neither Company nor any of its Subsidiaries is in material violation of, or has failed or is failing in any material respect to be in compliance with the provisions of, any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, including all applicable operating certificates, Federal Aviation Regulations and DOT regulations, airworthiness directives, common carrier obligations, and other applicable licensing requirements. Neither Company nor any of its Subsidiaries has received any notice that, or otherwise have been advised that, Company or any of its Subsidiaries is not in such compliance.

         SECTION 3.17 COLLECTIVE BARGAINING AGREEMENTS; ORGANIZING ACTIVITY. Except as disclosed in SECTION 3.17 of the Company Disclosure Schedule neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement. Except as disclosed in SECTION 3.17 of the Company Disclosure
Schedule: (i) there is no existing or pending, or to the Knowledge of the Company, threatened material labor strike, slowdown or work stoppage or lockout against Company or any of its Subsidiaries; and (ii) there is no material unfair labor practice charge or complaint against or pending before the National Labor Relations Board or National Mediation Board and no such charge or complaint, to the Knowledge of Company, has been threatened. Except as set forth on SECTION
3.17 of the Company Disclosure Schedule, as of the date of this Agreement, there is no representation, claim or petition pending before the National Labor Relations Board or National Mediation Board and, to the Knowledge of Company, no concerted effort relating to representation exists with respect to the employees of Company or any of its Subsidiaries.

         SECTION 3.18 FINDERS' FEES. Except for D.A. Davidson (the "COMPANY FINANCIAL ADVISOR"), Company has not engaged any investment banker, broker, finder, other intermediary or other Person which would be entitled to any brokerage, finder's or similar fee or commission from Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         SECTION 3.19 ENVIRONMENTAL MATTERS.

         (a) ENVIRONMENTAL ACTIONS AND OMISSIONS. Except as set forth in SECTION
3.19 of the Company Disclosure Schedule, to the Knowledge of Company:

             (i) Company and its Subsidiaries have at all times when they have respectively generated, transported, stored, handled, disposed of or contracted for the disposal of any Hazardous Materials complied in all material respects with all Environmental Laws. No employee of either Company or its Subsidiaries or any individual working in Company or its Subsidiaries' business operations has, in the course and scope of employment or engagement with Company or its Subsidiaries, been exposed to any Hazardous Materials in such a manner as to be materially harmed thereby (whether such harm is now known to exist or will be discovered in the future). Neither Company nor its Subsidiaries are listed as a potentially responsible party under CERCLA or any comparable similar United States federal or state statute or regulation, and neither Company nor any of its Subsidiaries has received a notice of such a listing and Company and its Subsidiaries have no Knowledge of any facts or circumstances which could give rise to such a listing;

             (ii) The business of Company and each of its Subsidiaries has been operated by Company and each of its Subsidiaries in substantial compliance with all applicable Environmental Laws, including all applicable laws relating to underground and/or aboveground petroleum storage tanks. Company and each of its Subsidiaries are in compliance in all material respects with all Environmental Laws. Company and each of its Subsidiaries have properly and timely obtained or have taken appropriate steps, as required by Environmental Laws, to obtain all environmental, health and safety permits, consents, approvals, licenses and other authorizations necessary for and material to the ownership and operation of their respective businesses, all of such permits and other such authorizations are in good standing, and Company and each of its Subsidiaries are in compliance in all material respects with such permits and other such authorizations. All real estate owned, leased or used by Company or any of its Subsidiaries is free of any and all material Environmental Conditions and is not subject to any material Environmental Claim or "super fund" type Liens by any Person arising from the release or threatened release of any Hazardous Materials in, on or under such real estate;

             (iii) All third parties with whom Company and its Subsidiaries have arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any pollutant generated or present at any real estate owned, leased or otherwise used by Company or any of its Subsidiaries were properly permitted and licensed at the relevant time to perform the foregoing activities or conduct;

             (iv) All wells or underground and/or aboveground storage tanks (whether or not currently in use) on any real estate owned, leased or otherwise used by Company or any of its Subsidiaries are in material compliance with all applicable Environmental Laws;

             (v) No part of any parcel of real estate currently owned, leased or otherwise used by Company or its Subsidiaries is now being used, or to the Knowledge of Company and its Subsidiaries, has ever been used, as a landfill, dump or other disposal, storage, transfer, treating or handling area for any Hazardous Materials, or as a facility for selling, dispensing, storing, transferring, treating or handling Hazardous Materials, except in each case to the extent permitted by all applicable Environmental Laws; and

             (vi) No notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, and no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Company and its Subsidiaries, threatened by any Person or Governmental Authority against, Company or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which could result in a liability to Company or its Subsidiaries of $50,000 or more.

             (vii) The Company has provided and disclosed to Parent all reports, information, notices and communications, written or oral, in the Company's possession or of which Company has Knowledge pertaining to the condition of any facility or real estate currently or previously owned or leased by the Company, any Environmental Condition of any facility or real estate currently or previously owned or leased by the Company, or the remediation of any Environmental Condition with respect thereto. No material expenditures or other actions are required to bring any facility or real estate currently owned or leased by the Company in compliance with any Environmental Law.

         (b) DEFINITIONS. For purposes of this Section, and as applicable under this Agreement, the following terms shall have the meanings set forth below:

             (i) "ENVIRONMENTAL LAWS" shall mean all applicable laws or administrative rules, and any order, judgment, decree, settlement, citation, arbitration, injunction or rule of a Governmental Authority, or other matter binding on any Person that (a) regulates or relates to the protection or cleanup of the environment; the use, treatment, generation, storage, transportation, handling, disposal or release of Hazardous Materials; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees insofar as such health and safety laws may apply to matters affecting the natural environment; or (b) imposes liability with respect to any of the foregoing, including without limitation the Noise Control Act, as amended, 42 U.S.C.
                   Section 4901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C
                   Section 9601 et seq. as amended, including 42 U.S.C Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C Section 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C Section 2601 et seq.; the Clean Air Act, 42 U.S.C Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C Section 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, as it applies to an effect upon the natural environment, 29 U.S.C
                   Section 651 et seq.; or any other federal, state or local law of similar effect, each as amended from time to time;

             (ii) "ENVIRONMENTAL CLAIMS" shall mean administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liabilities, liens, notices of non-compliance or violation, investigations or proceedings, consent decrees, judgments, administrative orders or agreements, arising under any Environmental Law or any permit issued under any such law, including (a) Environmental Claims by a Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and (b) Environmental Claims by any third party seeking damages or injunctive relief arising from Environmental Conditions or arising from alleged injury or threat of injury to health, safety or the environment;

             (iii) "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, asbestos in any form, and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definition of "containment," "pollutant," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and

             (iv) "ENVIRONMENTAL CONDITIONS" shall mean the presence or introduction into the environment of any Hazardous Materials (and any resulting air, soil, groundwater or surface water contamination without regard to a location to which such resulting contamination has migrated or spread) as a result of which Company or its Subsidiaries have or may become liable to any Person or by reason of which Company or its Subsidiaries or any assets of the Company or its Subsidiaries may suffer or be subjected to any Lien or Environmental Claim.

         (c) ENVIRONMENTAL AUDITS AND DOCUMENTS. Company has provided to Parent true, complete and correct copies of all environmental permits, documents, reports, memos, correspondence and related materials, including all environmental audits or assessments relating to any activities that have been conducted by, on behalf of or in connection with the Company or any of its Subsidiaries.

         SECTION 3.20 AGREEMENTS WITH FINANCIAL ADVISOR. Company has provided true, correct and complete copies of all agreements and arrangements (including obligations for fees and expenses) between Company and the Company Financial Advisor, as amended, and such agreements have not been modified, amended or otherwise changed since the date of such transmittal.

         SECTION 3.21 TAKEOVER STATUTES. There are no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statutes or regulations enacted under the MBCA or other Montana law (each, a "TAKEOVER STATUTE") applicable to Company or any of its Subsidiaries applicable to the OFFER or the Merger or the other transactions contemplated hereby, including any Takeover Statute that would limit or restrict Parent or Merger Subsidiary from exercising its ownership of shares of Company Common Stock acquired in the OFFER and the MERGER.

         SECTION 3.22 PERMITS. Company and its Subsidiaries have all material permits (including all licenses, permits, franchises, approvals, variances, exemptions, franchises, authorizations, consents or orders of, or filings with, any Governmental Authority or of any other Person) necessary or reasonably advisable for the conduct or operation of the business of Company or its Subsidiaries and for them to own, lease, or operate their properties and assets. Each such permit is valid, binding and in full force and effect in all material respects. To the Knowledge of Company, neither Company nor any of its Subsidiaries is in default, nor has Company or any of its Subsidiaries received any notice of any claim or default, with respect to any such permit. To the Knowledge of Company, no present or former shareholder, director, officer, employee or other representative of Company or any of its Subsidiaries, or any other Person, owns or has any adverse proprietary, financial or other interest in any such permit.

         SECTION 3.23 CERTAIN PAYMENTS. Company and its Subsidiaries have not:
(a) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, client, customer, supplier, governmental official or other party, in the United States or any other country, which is in any manner related to the business of Company or any of its Subsidiaries or operations of Company or any of its Subsidiaries, and which is illegal under any applicable federal, state or local laws of the United States (including without limitation the United States Foreign Corrupt Practices Act) or any other country; (b) unlawfully participated, directly or indirectly, in any boycotts or similar practices affecting any of its actual or potential customers; or (c) unlawfully established or maintained any unrecorded fund or asset for any purpose or unlawfully made any false entries on the books and records of Company or any of its Subsidiaries for any reason.

         SECTION 3.24 INTELLECTUAL PROPERTY.

         (a) DEFINITION OF INTELLECTUAL PROPERTY. "INTELLECTUAL PROPERTY" shall mean (i) all inventions, whether patentable or unpatentable (and whether or not reduced to practice), all improvements thereto, and all patents, including all patent and patent disclosures and applications and registered design and registered design applications, together with all reissuance, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) all trademarks, including registered or unregistered trademarks, registered or unregistered service marks, and all translations, adaptations, deviations, combinations, applications, registrations and renewals in connection with any registered or unregistered trademark or service mark, and all trade names, trade dress and logos; (iii) all copyrights, including all registered copyrights, copyright applications, copyrightable works and unregistered copyrights, and all applications, registrations and renewals in connection therewith; (iv) all computer software and software licenses (including data and related documentation); (v) all computer programs, internet domain names, e-mail addresses; (vi) all similar proprietary rights; and (vii) all copies and tangible embodiments of the foregoing, in whatever form or medium.

         (b) POSSESSION, RIGHTS AND OWNERSHIP. To the Knowledge of Company, Company and its Subsidiaries possess all Intellectual Property necessary in all material respects for the conduct of their respective businesses as presently conducted, including all permits, licenses and other rights to use any Intellectual Property necessary for the businesses of Company and its Subsidiaries as presently conducted. No material right of Company and its Subsidiaries in the Intellectual Property used in the business of the Company or its Subsidiaries will be impaired or encumbered in any material respect by reason of consummation of the transactions contemplated hereby.

         (c) NO PROCEEDINGS, DISCLOSURE OR INFRINGEMENT. To the Knowledge of Company, Company and its Subsidiaries have (i) the right (including a license) to use their Intellectual Property; (ii) not been notified by any third party of an adverse claim of ownership or right to use such Intellectual Property; and
(iii) not infringed on any Intellectual Property rights of any third party in any material respect. To the knowledge of Company, no third party has infringed on the Intellectual Property rights of Company and its Subsidiaries in any material respect.

         SECTION 3.25 PERSONAL PROPERTY; AIRCRAFT. Company and its Subsidiaries own (or have the right to use) all personal property necessary in all material respects for the operation of the business of Company and its Subsidiaries as presently conducted. SECTION 3.25 of the Company Disclosure Schedule lists each of the aircraft and engines owned, leased, or operated by the Company and its Subsidiaries as of the date of this Agreement. All such aircraft and engines are in airworthy condition and are being maintained according to applicable FAA regulatory standards and the FAA-approved maintenance program of Company or its Subsidiaries. The Company and its Subsidiaries have implemented plans with respect to such aircraft and engines that, if complied with, would result in the satisfaction of all requirements under applicable FAA regulatory standards required to be complied with in accordance with the FAA-approved maintenance program of the Company of its Subsidiaries. The Company and its

Subsidiaries are in compliance with such plans in all material respects and currently have no reason to believe that they will not satisfy any component of such plans on or prior to the dates specified in such plans.

         SECTION 3.26 LEASED AND OWNED REAL PROPERTY.

         (a) LEASED REAL PROPERTY. Each real estate lease or sublease to which the Company or any of its Subsidiaries is a party (each a "LEASE") requiring an annual aggregate lease payment of $50,000 or more (the "MATERIAL LEASES") is valid, binding and enforceable in accordance with its terms and is in full force and effect. Neither Company nor any of its Subsidiaries has received any notice of cancellation or termination under any option or right reserved to the lessor under a Material Lease. Neither Company nor its Subsidiaries has Knowledge that it is in material default under any Material Lease, and to Company's or any of its Subsidiaries' Knowledge, there exists no event, occurrence, condition or act which, with notice, the lapse of time or both, would become a material default by Company or any of its Subsidiaries under any Material Lease.

         (b) OWNED REAL PROPERTY. Company and each of its Subsidiaries have good and marketable fee simple title to all real property owned by Company and its Subsidiaries material to the operation of their business (the "OWNED REAL PROPERTY"), free and clear of all Liens (other than for Taxes not yet due and payable) and other interests which in the aggregate are not substantial in amount and do not materially detract from the value or transferability of the property subject thereto or materially interfere with its present use.

         (c) PROCEEDINGS. There are no pending, or to the Knowledge of Company or any of its Subsidiaries, threatened condemnation proceedings or other actions or proceedings by any Governmental Authority relating to any Material Leases or Owned Real Property.

         (d) IMPROVEMENTS AND FIXTURES. To the Knowledge of Company and its Subsidiaries, the improvements constructed at each facility subject to a Material Lease or located on Owned Real Property, including without limitation all leasehold improvements, and all fixtures owned, leased or used by Company or any of its Subsidiaries at such facilities are: (i) structurally sound in all material respects with no material defects; (ii) in good operating condition and repair in all material respects, subject to ordinary wear and tear; (iii) not in need of material repair or correction except for ordinary routine maintenance and repair; and (iv) sufficient in all material respects for the operation of Company's or its Subsidiaries' business as presently conducted.

         SECTION 3.27 NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in
SECTION 3.27 of the Company Disclosure Schedule, all notes and accounts receivable of Company and its Subsidiaries reflected on the Company Balance Sheet (i) are valid receivables subject to no material set-offs or counterclaims other than those effected in the ordinary course of business; (ii) are current and substantially collectible in the ordinary course of business using normal collection practices; (iii) will be collected substantially in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Company Balance Sheet; and (iv) are recorded in accordance with GAAP. Since the date of the Company

Balance Sheet, there has not been a material change in the aggregate amount of the accounts receivable of the business or the aging thereof.

         SECTION 3.28 INSURANCE. All material insurance policies held by Company or its Subsidiaries are in full force and effect and, to the Knowledge of Company, provide coverage as may be required by the applicable laws, regulations and rules of any Governmental Authority and by any and all Company Agreements. There is no material default under any such policy of insurance, nor to the Knowledge of Company, has there been any failure to give material notice or present any material claim under any such coverage in a due and timely fashion. Neither Company nor its Subsidiaries have received notice of any material retrospective premium adjustments which have not been paid or for which adequate reserves have not been established. Neither Company nor any of its Subsidiaries has received any pending: (a) notice of cancellation under any such insurance policy, refusal of coverage, material increase of premiums or failure to renew thereunder; (b) notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or (c) indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

         SECTION 3.29 INTERESTS IN CUSTOMERS AND SUPPLIERS. Except as set forth in SECTION 3.29 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries, nor any of their respective officers or directors (nor any member of such Person's immediate family): (a) to the Knowledge of Company or its Subsidiaries, possesses, directly or indirectly, any material ownership in, or is a director, officer or employee of, any Person which is a supplier, lessor, lessee, licensor, competitor or potential competitor of Company or any of its Subsidiaries; (b) is presently a party to any material transaction with Company or its Subsidiaries (other than for services as officers, directors or employees of Company or its Subsidiaries), other than as disclosed in the Company SEC Documents; or (c) has any material cause of action or other claim whatsoever against the business of the Company, except for claims in the ordinary course of business for accrued vacation pay, accrued benefits under Company Benefit Plans and similar matters and agreements existing on the date hereof. Notwithstanding the foregoing, the representations set forth above shall not apply to any interest or holdings in a publicly registered or traded Person, investment in stock by a pension, profit sharing or similar plan or the employment by a Person in a non-key position of any spouse of a director, officer or employee.

         SECTION 3.30 CUSTOMER RELATIONS. Except as set forth in SECTION 3.30 of the Company Disclosure Schedule, there has not been any material change in relations (including any code sharing arrangements) with any material customers of the Company or any of its Subsidiaries, nor has Company or any of its Subsidiaries received any communication from any material customer of any intention to terminate or materially reduce the business done with Company or any of its Subsidiaries. Neither Company nor its Subsidiaries has received any notice (oral or written) that any relationship between Company or its Subsidiaries and any customer or agent of any such party is not a bona fide independent contractor relationship under applicable law.

         SECTION 3.31 NO SPECIAL SHAREHOLDER RIGHTS. Except as set forth in
SECTION 3.31 of the Company Disclosure Schedule, Company has no agreement with any individual or entity that grants such Person any rights as a shareholder of Company Common Stock that are in addition to such holder's rights under Company's Articles of Incorporation or BYLAWS (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

         SECTION 3.32 NO EXISTING DISCUSSIONS. As of the date hereof, Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Acquisition Proposal, or any discussions or negotiations which may result in, or may be reasonably anticipated to result in, an Acquisition Proposal.

         SECTION 3.33 FULL DISCLOSURE.

         (a) REPRESENTATIONS AND WARRANTIES. No representation or warranty by Company or its Subsidiaries contained in this Agreement, or any statement or certificate furnished or to be furnished by Company or any of its Subsidiaries pursuant hereto, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact required to make the statements herein or therein not misleading.

         (b) DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Schedule 14D-9, the Offer Documents or the statement to be filed by Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the 1934 Act (together with any supplements or amendments thereto, the "INFORMATION STATEMENT"), shall, at the time such document is filed with the SEC or at the time such document is first published, sent or given to shareholders of Company, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The proxy statement of Company (the "COMPANY PROXY STATEMENT") to be sent to shareholders of Company in connection with the Merger, if required, shall not, at the time it (or any amendment or supplement thereto) is first mailed to shareholders of Company and at the time of the Company Shareholder Meeting (as defined in SECTION 5.11), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9, the Information Statement and the Company Proxy Statement, if required, will, when filed, comply as to form in all material respects with the requirements of the 1934 Act, except that no representation is made by Company with respect to statements made or incorporated by reference therein based on information provided by Parent or Merger Subsidiary for inclusion or incorporation by reference therein.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent and Merger Subsidiary, jointly and severally, represent and warrant to Company that the statements contained in this ARTICLE IV are true and correct, except as set forth in the disclosure schedule delivered by Parent to Company on or before the date of this Agreement (the "PARENT DISCLOSURE SCHEDULE"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE IV and the disclosure in any paragraph shall qualify only the corresponding paragraph in this ARTICLE IV, except where the information in any such Section is disclosed in such a manner to make its relevance to any other representation or warranty readily apparent, in which case such Section shall be deemed to also qualify such other representation and warranty.

         SECTION 4.1 ORGANIZATION AND POWER. Each of Parent and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         SECTION 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Parent. No vote of any class or series of Parent's capital stock is necessary in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

         SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than: (a) the filing of Articles of Merger with respect to the Merger with the Secretary of State of the State of Montana; (b) compliance with any applicable DOT or FAA regulations; (c) compliance with any applicable state antitrust statutes; (d) compliance with any applicable requirements of the 1934 Act and similar state securities laws; (e) those that may be required solely by reason of Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (f) actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (g) filings and notices not required to be made or given until after the Effective Time.

         SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement do not, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby will not: (a) contravene or conflict with the articles of incorporation, bylaws or similar organizational documents of Parent, Merger Subsidiary or any of their respective Subsidiaries; (b) assuming compliance with the matters referred to in
SECTION 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Merger Subsidiary; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Subsidiary or to a loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Parent or Merger Subsidiary or any license, franchise, permit or other similar authorization held by Parent or Merger Subsidiary; or (d) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clauses (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

         SECTION 4.5 CERTAIN INFORMATION. None of the information supplied or to be supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement or the Company Proxy Statement, if required, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading (i) in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the time such document is filed with the SEC, at the time such document is first published, sent or given to shareholders of Company and at the time of consummation of the Offer and (ii) in the case of the Company Proxy Statement, if required, at the time it (or any amendment or supplement thereto) is first mailed to shareholders of Company and at the time of the Company Shareholder Meeting. The Offer Documents shall comply in all material respects as to form with the requirements of the 1934 Act, except that no representation is made by Parent or Merger Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by Company for inclusion or incorporation by reference therein.


         SECTION 4.6 FINANCING. Parent will have upon consummation of the Offer and the Closing of the Merger, sufficient funds to permit it to cause payment to be made to shareholders of Company pursuant to ARTICLE I and ARTICLE II of this Agreement.

         SECTION 4.7 LITIGATION. There are no claims, actions, suits, investigations or proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located, which are likely to have any effect on the transactions contemplated by this Agreement.

                                   ARTICLE V
                                   COVENANTS

         SECTION 5.1 CONDUCT OF COMPANY AND SUBSIDIARIES. Company covenants and agrees that, from the date hereof until the Effective Time, Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of Parent (which approval shall not be unreasonably withheld):

         (a) GOVERNING DOCUMENTS. Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its articles of incorporation or any change in its bylaws;


         (b) CERTAIN TRANSACTIONS. Company will not, and will not permit any of its Subsidiaries to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Company or any of its Subsidiaries;

         (c) INVESTMENTS AND ACQUISITIONS. Company will not, and will not permit any of its Subsidiaries to, make any investment in or acquisition of any business of any Person;

         (d) ASSET TRANSACTIONS. Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, close, shut down or otherwise dispose of any material amount of assets, except (i) pursuant to existing contracts or commitments listed in SECTION 5.1 of the Company Disclosure Schedule.

         (e) DIVIDENDS AND DISTRIBUTIONS. Company will not, and will not permit any of its Subsidiaries to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, including any stock split or combination, other than dividends paid by any wholly owned Subsidiary of Company to Company or any other Subsidiary of Company;

         (f) TRANSACTIONS IN COMPANY AND SUBSIDIARY EQUITY. Company will not, and will not permit any of its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Company or its Subsidiaries, other than (i) issuances pursuant to the exercise of stock-based awards or options (including without limitation under the Company Option Plans outstanding on the date hereof and (ii) issuances by any Subsidiary of Company to Company or any other Subsidiary of Company;

         (g) REDEMPTIONS. Company will not, and will not permit any of its Subsidiaries to, redeem, purchase or otherwise acquire, directly or indirectly, any of Company's capital stock;

         (h) LOCATIONS. Company will not, and will not permit any of its Subsidiaries to, move the location, close, shut down or otherwise eliminate Company's or any of its Subsidiaries' headquarters or operating locations (except in the ordinary course of business or as set forth in SECTION 5.1 of the Company Disclosure Schedule);

         (i) NEW CONTRACTS AND LEASES. Company will not, and will not permit any of its Subsidiaries to, (i) enter into (or commit to enter into) any Material Leases (except pursuant to commitments for such lease entered into as of the date hereof as described in SECTION 5.1(i) of the Company Disclosure Schedule) or (ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate (except pursuant to commitments existing as of the date hereof)

         (j) CAPITAL EXPENDITURES. Company will not, and will not permit any of its Subsidiaries to, make or commit to make any capital expenditures in excess of $100,000 in the aggregate for all items committed to or budgeted for prior to the date of this Agreement (all of which projects and items are set forth in SECTION 5.1(j) of the Company Disclosure Schedule);

         (k) TAX MATTERS. Company will not, and will not permit any of its Subsidiaries to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if any such action in this clause (k) would have the effect of increasing the aggregate Tax liability or reducing the aggregate tax assets of Company and its Subsidiaries, taken as a whole;

         (l) COMPENSATION AND BENEFITS. Company will not, and will not permit any of its Subsidiaries to, increase the compensation or benefits of any director, officer or employee other than as set forth in SECTION 5.1(l) of the Company Disclosure Schedule, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or existing agreement or commitment disclosed in SECTION 5.1(l) of the Company Disclosure Schedule;

         (m) EXPENSES AND RESERVES. Company will not, and will not permit any of its Subsidiaries to, accelerate any income, postpone any expense or reverse any reserve, except on a basis consistent with past practice or as otherwise required by law;

         (n) REPRESENTATIONS AND WARRANTIES. Company will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would breach or otherwise make any representation and warranty of Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

         (o) CONTRACTS AND LEASES. Company will not, and will not permit any of its Subsidiaries to, enter into, amend, modify or terminate a Material Contract or a Material Lease or to accelerate any payment of indebtedness or other obligation to any third party, except for amendments, modifications or terminations required for the discontinuation or addition of routes and services in the ordinary course of business consistent with past practice and with prior consent of Parent, which consent shall not be unreasonably withheld;

         (p) EMPLOYEES. Company will not, and will not permit any of its Subsidiaries to, enter into any contract (other than an employment contract terminable within sixty (60) days without additional compensation due thereunder) providing for the employment of, or the granting of severance or additional benefits to, any employee, or hire any new management executive or other senior key employee;

         (q) MAINTENANCE. Company will not, and will not permit any of its Subsidiaries, to alter its maintenance programs or its relationships with third-party vendors of aircraft maintenance services; and

         (r) OTHER ACTIONS. Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 5.2 ACCESS TO INFORMATION. To the extent permitted by applicable law, from the date hereof until the Effective Time, Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Company and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data, Tax and other information as such Persons may reasonably request and will instruct Company's employees, auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of Company and its Subsidiaries. At the request of Parent, employees of Company and its Subsidiaries shall confer with Parent with respect to the business of Company and its Subsidiaries. All the information provided hereunder shall be held in confidence to the extent required by, and in accordance with, the Non-Disclosure Agreement dated July 26, 2002 between Parent and Company (the "PARENT CONFIDENTIALITY AGREEMENT").

         SECTION 5.3 NO SOLICITATION. From the date hereof until the termination hereof, Company will not, and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of Company and its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal (as defined below) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any nonpublic information relating to Company or any of its Subsidiaries or afford access to the properties, books or records of Company or any of its Subsidiaries to, any Person that has made any Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this SECTION 5.3 shall prevent Company from furnishing nonpublic information to, affording access to properties, books and records to or entering into discussions or negotiations with, any Person in connection with a bona fide Acquisition Proposal received from such Person that the Company Board, after consulting with its financial advisor and legal counsel, determines in good faith could lead to a Superior Proposal (as defined below), so long as prior to furnishing nonpublic information to, affording access to properties, books and records to or entering into discussions or negotiations with, such Person, Company receives from such Person an executed confidentiality agreement with terms no less favorable to Company than those contained in the Parent Confidentiality Agreement; provided, further, that nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14e-2 or 14d-9 under the 1934 Act with regard to an Acquisition Proposal. Company will promptly notify (which notice shall be provided orally and in writing, shall identify the Person making such Acquisition Proposal and shall include a copy of any written document setting forth the proposed terms of such Acquisition Proposal provided to Company by such Person) Parent after receipt of any Acquisition Proposal, but in no event more than twenty-four (24) hours after receipt of an Acquisition Proposal, if Company is prepared to provide such Person with access to such nonpublic information or properties, books or records. Company will, and will cause the other Persons listed in the first sentence of this SECTION 5.3 to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal.

         If the Company Board shall determine that an Acquisition Proposal is a Superior Proposal, (a) Company shall notify Parent in writing of such determination (prior to any communication of such fact to the Person making the Acquisition Proposal), (b) Company shall provide Parent with copies of any written nonpublic information about Company's business provided by Company to the Person making the Acquisition Proposal and any written modifications to the initial Acquisition Proposal provided by such Person to Company, and (c) Company shall be obligated to negotiate with Parent for a period not to exceed ninety-six (96) hours from the time of such notice, during which Parent shall have the opportunity to agree to amend this Agreement so that such Acquisition Proposal is not a Superior Proposal. If the Company Board shall determine, after consulting with its legal counsel and receiving the written opinion of its financial advisor, that the Acquisition Proposal is a Superior Proposal (after giving effect to all amendments to this Agreement proposed by Parent), Company may terminate this Agreement as provided in SECTION 7.1(c). If the Company Board shall determine, after consulting with its legal counsel and receiving the written opinion of its financial advisor, that the Acquisition Proposal is not a Superior Proposal (after giving effect to all amendments to this Agreement proposed by Parent), Company shall discontinue and terminate discussions with the Person making such Acquisition Proposal (and require that such Person return or destroy all confidential information provided by Company to such Person) and proceed under the terms and conditions of this Agreement, as amended by the foregoing negotiations.

         For purposes of this Agreement, "ACQUISITION PROPOSAL" means any written offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or any of its Subsidiaries or the acquisition of a majority of the equity in, or all or substantially all of the assets of, Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than open market purchases of, or an offer for, a bona fide de minimus equity interest, or for an amount of assets not material to Company and its Subsidiaries taken as a whole, that Company has no reason to believe could lead to a change in control of Company or to the acquisition of all or substantially all of the assets of Company and its Subsidiaries. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide Acquisition Proposal on terms that the Company Board determines in its good faith judgment (based on the advice of the Company's financial advisor and legal counsel, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to Company's shareholders than this Agreement and the Merger taken as a whole, and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board.

         SECTION 5.4 NOTICE OF CERTAIN EVENTS.

         (a) CERTAIN THIRD PARTY AND GOVERNMENTAL NOTICES. Company and Parent shall promptly notify each other of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                  (ii) any notice or other communication to or from any Governmental Authority in connection with the transactions contemplated by this
                           Agreement.

         (b) OTHER COMMUNICATIONS. Company shall promptly notify Parent of any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under any Company Agreement.

         (c) ACTIONS AND PROCEEDINGS AFFECTING COMPANY. Company shall promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting Company or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

         (d) ACTIONS AND PROCEEDINGS AFFECTING PARENT. Parent shall promptly notify Company of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Parent or any Subsidiary of Parent which relate to the consummation of the transactions contemplated by this Agreement.

         (e) REPRESENTATIONS, WARRANTIES AND CONSENTS. Company and Parent shall each promptly notify the other of any act, omission, event or occurrence that has caused or would be reasonably likely to cause the representations or warranties in this Agreement to become untrue or inaccurate or which has caused or would be reasonably likely to cause the covenants in this Agreement to be unfulfilled or otherwise not complied with.

         SECTION 5.5 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Offer, the Merger and the other transactions contemplated by this Agreement.

         SECTION 5.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Parent and Company will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, as determined by the written advice of counsel to the disclosing party, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

         SECTION 5.7 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 5.8 DIRECTOR AND OFFICER INDEMNIFICATION. Parent agrees that at all times after the Effective Time, it shall, and shall cause the Surviving Corporation, its Subsidiaries and their respective successors to, indemnify each Person who is now, or has been at any time prior to the date hereof, a director or officer of Company or of any of its Subsidiaries (individually, an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense against any Indemnified Party in his or her capacity as a director or officer of Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Effective Time, whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the 1933 Act, the 1934 Act or state law; provided, however, that the foregoing covenant shall be applicable only in the event that such Person has not acted, or omitted to act, in a manner inconsistent with the conduct required of such Person to obtain indemnification under the MBCA. Such actions that will preclude indemnification shall include, without limitation: (i) a breach of the duty of loyalty owed to the Company or its Subsidiaries; (ii) acts or omissions taken or omitted with respect to Company or its Subsidiaries not taken in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) engaging in transactions with respect to Company or its Subsidiaries from which such Person derived an improper personal benefit. In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense described in the preceding sentence, Parent shall pay the reasonable fees and expenses of counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Parties, promptly after detailed statements, accompanied by adequate supporting documentation, are received; provided, however, that: (i) the Indemnified Party shall have the right to engage its own counsel at its sole cost and expense, which counsel shall participate by observation and suggestion only; and (ii) Parent shall be under no obligation to indemnify any Person hereunder unless such Person first executes an undertaking to reimburse all costs and expenses incurred by Parent, the Surviving Corporation or their respective Subsidiaries in connection with such indemnity if a final determination is made by a trier of fact with appropriate jurisdiction that the Indemnified Party was not entitled to indemnification hereunder.

         Parent agrees to pay all expenses (including advance payment of fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this SECTION 5.8, promptly upon receipt of reasonably detailed statements of expense and adequate supporting documentation. The rights under this are in addition to rights that an Indemnified Party may have under the articles of incorporation, bylaws, or other similar organizational documents of Company or any of its Subsidiaries or Montana law. The rights under this SECTION 5.8 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party.

         SECTION 5.9 OBLIGATIONS OF MERGER SUBSIDIARY. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement.

         SECTION 5.10 DIRECTORS.

         (a) BOARD OF DIRECTORS. Promptly upon the payment by Merger Subsidiary for shares of Company Common Stock purchased pursuant to the Offer (assuming that the Minimum Condition has been met), and from time to time thereafter, Company shall, upon request of Parent, use reasonable best efforts to cause a majority of the directors of Company to consist of Parent's designees, numbering not less than three, by accepting the resignations of those incumbent directors designated by Company and causing Parent's designees to be elected. Company may retain up to two of the incumbent directors who are serving as directors as of the date of this Agreement. Company may appoint any of Company's directors who resign pursuant to this SECTION 5.10(a) to serve on an advisory committee to the Company Board. At the request of Parent, Company shall cause Persons designated by Parent to constitute a majority of (i) each committee of the Company Board (some of whom may be independent as required by applicable law), except for the advisory committee appointed pursuant to the preceding sentence, (ii) each board of directors of each Subsidiary and (iii) each committee of each such board, in each case only to the extent permitted by applicable law. Following the Effective Time, the Surviving Corporation shall compensate its directors and advisory committee members in a manner consistent with the compensation of directors and advisory committee members of Parent's other subsidiaries, as determined by the compensation committees of Parent and Surviving Corporation.

         (b) RULE 14f-1. Company's obligations to effect election of Parent's designees to the Company Board shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 thereunder, if applicable. Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this SECTION 5.10(b) and shall include in the Schedule 14D-9 such information with respect to Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this SECTION 5.10(b). Parent shall supply any information with respect to itself and its designees, officers, directors and affiliates required by such Section and Rule to Company.

         SECTION 5.11 MEETING OF SHAREHOLDERS.

         (a) MEETING OF SHAREHOLDERS. Upon Parent's or Merger Subsidiary's request, promptly following the purchase of shares of Company Common Stock pursuant to the Offer, if shareholder approval of the Merger is required by law (and cannot be effected by action by written consent of Parent, as a shareholder of Company), Company, acting through its Company Board, shall, in accordance with applicable law, duly call, convene and hold a meeting of the shareholders of Company (the "COMPANY SHAREHOLDERS' MEETING") for the purpose of voting upon this Agreement and the Merger and submitting this Agreement and the Merger to Company shareholders for approval at such meeting. Prior to the Effective Time, Parent shall not sell, transfer or otherwise dispose of any shares of Company Common Stock acquired by it, directly or indirectly, pursuant to the Offer, and in connection with the Company Shareholder Meeting, if required, Parent shall vote such shares of Company Common Stock (or cause such shares to be voted) in favor of this Agreement and the Merger and shall take all such actions as may be required to consummate the Merger. Company shall use best efforts deemed necessary to solicit from its shareholders proxies, and shall take all other action necessary and advisable, to secure the vote of shareholders required by applicable law and Company's Articles of Incorporation or

By-Laws to obtain the approval for, and the adoption of, this Agreement and the Merger. Company agrees that it shall include in the Proxy Statement the recommendation of its Company Board that the shareholders of Company approve and adopt this Agreement and the Merger.


         (b) COMPANY PROXY STATEMENT. Upon Parent's or Merger Subsidiary's request, as promptly as practicable following the purchase of shares of Company Common Stock pursuant to the Offer, if shareholder approval of the Merger is required by law (and cannot be effected by action by written consent of Parent, as a shareholder of Company), Company shall prepare and file a preliminary Company Proxy Statement with the SEC and shall use its reasonable best efforts to respond to the comments of the SEC, if any, in connection therewith and to furnish all information regarding Company required in the definitive Company Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Parent, Merger Subsidiary and Company shall cooperate with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Subsidiary shall furnish to Company the information relating to it required by the Exchange Act to be set forth in the Company Proxy Statement. Upon Parent's or Merger Subsidiary's request, as promptly as practicable following the purchase of shares of Company Common Stock pursuant to the Offer, if shareholder approval of the Merger is required by law (and cannot be effected by action by written consent of Parent, as a shareholder of Company), Company shall cause the definitive Company Proxy Statement to be mailed to the shareholders of Company and, if necessary, after the definitive Company Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. Company shall not use any proxy material in connection with the meeting of its shareholders without Parent's prior approval.

         (c) STATUTORY MERGER. Notwithstanding SECTION 5.11(a) and SECTION 5.11(b) above, if Merger Subsidiary shall acquire at least eighty percent (80%) of the issued and outstanding shares of Common Stock, Company shall, at the request of Parent and Merger Subsidiary, take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of Company's shareholders, in accordance with the MBCA.

         SECTION 5.12 ANTI-TAKEOVER STATUTES. If any anti-takeover or similar statute is applicable to the transactions contemplated hereby, Company represents that it has and will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of such takeover statute on the transactions contemplated hereby.

         SECTION 5.13 THIRD PARTY CONSENTS. Each party must, and must cause its Subsidiaries to, use all commercially reasonable efforts to obtain all consents required in connection with the transactions contemplated by this Agreement, and each party must promptly notify the other parties of any failure or prospective failure to obtain such consents and, if requested by the other party, must provide such other party with copies of all material filings and correspondence in connection with, and evidence of, all consents applied for or obtained.

         SECTION 5.14 OPINION OF FINANCIAL ADVISOR. No later than three (3) business days prior to the commencement of the Offer, Company shall have received the opinion of the Company Financial Advisor to the effect that the consideration to be received in the Offer and the Merger by the shareholders of Company (other than Parent and Merger Subsidiary) is fair to Company's shareholders from a financial point of view. Company will provide to Parent true, accurate and complete copies of such opinion and all amendments and revisions thereto.

         SECTION 5.15 CONDUCT OF COMPANY FOLLOWING EFFECTIVE TIME. Following the Effective Time, Parent shall cause Company to:

         (a) maintain Company's corporate offices and business operations in Billings, Montana to the extent commercially reasonable and consistent with Parent's business objectives;

         (b) operate Company's aviation business under an FAA certificate issued to Company, to the extent commercially reasonable and consistent with Parent's business objectives;

         (c) carry out Company's business plan to the extent commercially reasonable and consistent with Parent's business objectives; and

         (d) honor current employment agreements between the Company and Kim B. Champney and Craig Denney.

                                   ARTICLE VI

                                   CONDITIONS

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger will be subject to the fulfillment at or before the Closing Date of the following conditions:
(a) APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law, by the articles of incorporation and bylaws of Company and by the applicable regulations of any regulatory body, by the holders of the issued and outstanding shares of capital stock of Company.

         (b) INJUNCTION OR OTHER ACTION. None of the parties shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. If any such order or injunction shall have been issued, each party agrees to use its commercially reasonable best efforts to have any such injunction lifted.

         (c) CONSENTS. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Parent and Company (and their respective Subsidiaries), taken as a whole, following the Effective Time.

         SECTION 6.2 CONDITIONS TO OBLIGATIONS OF COMPANY TO EFFECT THE MERGER. The obligation of Company to effect the Merger shall be subject to the fulfillment at or before the Closing Date of the following conditions:

         (a) PERFORMANCE. Parent shall have performed in all material respects its agreements contained in this Agreement required to be performed on or before the Closing Date, and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date as if made on the Closing Date, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent, dated the Closing Date, certifying to such effect.

         (b) PURCHASE OF COMPANY COMMON STOCK. Merger Subsidiary shall have purchased shares of Company Common Stock constituting at least two-thirds of the total issued and outstanding shares of Company Common Stock on a fully-diluted basis pursuant to the terms and conditions of the Offer, unless the failure of Merger Subsidiary to so purchase such shares is a result of a material breach of any representation, warranty, or condition of Company under this Agreement.

         SECTION 6.3 CONDITIONS TO OBLIGATIONS OF PARENT OR MERGER SUBSIDIARY TO EFFECT THE MERGER. The obligation of Parent or Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Closing Date of the following conditions:

         (a) PERFORMANCE. Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or before the Closing Date, and the representations and warranties of Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date as if made on the Closing Date, except
(i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, dated the Closing Date, certifying to such effect.

         (b) EQUITY RIGHTS TERMINATED. After the Effective Time, no Person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement to acquire any equity securities of Company or of any Company Subsidiary.

         (c) PURCHASE OF COMPANY COMMON STOCK. Merger Subsidiary shall have purchased shares of Company Common Stock pursuant to the terms and conditions of the Offer, unless the failure of Merger Subsidiary to so purchase such shares is a result of a material breach of any representation, warranty, or condition of Parent under this Agreement or the Offer.

                                  ARTICLE VII

                                  TERMINATION


         SECTION 7.1 TERMINATION. This Agreement may be terminated (and the Offer and Merger abandoned) at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of Company):

         (a) BY MUTUAL CONSENT: by mutual written consent of Company and Parent;

         (b)      BY COMPANY OR PARENT: by either Company or Parent:

                  (i) if the Offer expires or is terminated or withdrawn pursuant to its terms on account of the failure of any condition specified in ANNEX A without any shares of Company Common Stock being purchased thereunder; provided, however, that Parent may not terminate this Agreement pursuant to this SECTION 7.1(b) if Parent's or Merger Subsidiary's termination of, or failure to accept for payment or pay for any shares of Company Common Stock tendered pursuant to, the Offer does not follow the occurrence, or failure to occur, as the case may be, of any condition set forth in ANNEX A hereto or is otherwise in violation of the terms of the Offer or this Agreement;

                  (ii) subject to SECTION 5.12, and so long as such party has complied in all material respects with its obligations under SECTION 5.6, if consummation of the Offer or the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining Company, Parent or Merger Subsidiary from consummating the Offer or the Merger is entered and such injunction, judgment, order or decree shall become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this SECTION 7.1(b)(ii) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, further, that the terminating party shall not have breached in any respect its obligations under this Agreement in any manner that shall have proximately contributed to the issuance of the judgment, injunction, order or decree; or

                  (iii) without any material breach by such terminating party of its obligations under this Agreement, the purchase of the shares of Company Common Stock pursuant to the Offer shall not have occurred on or before the close of business on December 31, 2002, which date may be extended by mutual written consent of the parties hereto; provided, in the case of a termination pursuant to this SECTION 7.1(b)(iii), that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by December 31, 2002;

         (c)      BY COMPANY:

                  (i) if the Offer has not been timely commenced after receiving final labor approval of the contract amendments described in paragraph (g) of ANNEX A, including membership ratification, if necessary;

                  (ii) upon a material breach of any representation, warranty, covenant or agreement of Parent or Merger Subsidiary which is not curable or, if curable, is not cured within twenty (20) days of the date written notice is given by Company to Parent and Merger Subsidiary; or

                  (iii) if the Company Board shall have received an Acquisition Proposal which the Company Board has determined is a Superior Proposal in accordance and in compliance with SECTION 5.4; provided that the Company has, if required, made the payment referred to in SECTION 7.3;

         (d)      BY PARENT:

                  (i) Upon a material breach of any representation, warranty, covenant or agreement of Company which is not curable or, if curable, is not cured within twenty (20) days of the date written notice is given by Parent or Merger Subsidiary to Company; or

                  (ii)     The Company Board:

                           (A) shall have withdrawn or modified its recommendation of this Agreement or the Merger;

                           (B) fails to reaffirm its recommendation of this Agreement or the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of a Superior Proposal;

                           (C) shall have recommended to the Shareholders of the Company any Superior Proposal; or

                           (D) shall not have sent to its security holders pursuant to Rule 14e-2 within ten (10) business days after a third party tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender offer or exchange.

The party desiring to terminate this Agreement pursuant to clauses (b), (c) or
(d) of this SECTION 7.1 shall give written notice of such termination to the other party in accordance with SECTION 9.1, specifying the provision hereof pursuant to which such termination is effected.

         SECTION 7.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to SECTION 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this SECTION 7.2,
SECTION 1.2 and SECTION 7.3 and the Parent Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful material breach by that party of this Agreement.

         SECTION 7.3 PAYMENTS.

         (a) Except as otherwise specified in this SECTION 7.3 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense. Promptly after the Effective Time, Parent shall pay the Surviving Corporation all reasonable costs and expenses incurred by Company in connection with this Agreement and the transactions contemplated by this Agreement.

         (b) If (i) Company terminates this Agreement pursuant to SECTION 7.1(c)(iii) or (ii) Parent terminates this Agreement pursuant to SECTION 7.1(d)(ii), Company shall pay to Parent (by wire transfer of immediately available funds not later than one business day after termination of this Agreement) an amount equal to $500,000.

         (c) If Company terminates this Agreement pursuant to SECTION 7.1(c)(i) or SECTION 7.1(c)(ii), Parent shall pay Company's out-of-pocket expenses in connection with the Offer not to exceed $100,000. Such amount shall be paid by wire transfer of immediately available funds not later than one business day after Parent receives Company's itemized list of expenses.

         (d) If Parent terminates this Agreement pursuant to SECTION 7.1(d)(i), Company shall pay Parent's out-of-pocket expenses in connection with the Offer not to exceed $100,000. Such amount shall be paid by wire transfer of immediately available funds not later than one business day after Company receives Parent's itemized list of expenses.

         SECTION 7.4 EXTENSION; WAIVER. At any time before the Effective Time, any party hereto, by action taken by its board of directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties made to such party contained in this Agreement or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such party contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in writing signed on behalf of such party.

                                  ARTICLE VIII

                                  DEFINITIONS

         SECTION 8.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified in this SECTION 8.1, unless the context of usage clearly dictates a separate and distinct meaning:

         "ACQUISITION PROPOSAL" shall have the meaning set forth in the last paragraph of SECTION 5.3 of this Agreement.

         "AGREEMENT" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "CERCLA" shall have the meaning set forth in SECTION 3.19(b) of this Agreement.

         "CERTIFICATES" shall have the meaning set forth in SECTION 2.6(c) of this Agreement.

         "CLOSING" shall have the meaning set forth in SECTION 2.1(b) of this Agreement.

         "CLOSING DATE" shall have the meaning set forth in SECTION 2.1(b) of this Agreement.

         "CODE" shall have the meaning set forth in SECTION 2.9 of this Agreement.

         "COMPANY" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "COMPANY BALANCE SHEET" shall have the meaning set forth in SECTION 3.8 of this Agreement.

         "COMPANY BALANCE SHEET DATE" shall have the meaning set forth in
SECTION 3.8 of this Agreement.

         "COMPANY BENEFIT PLANS" shall have the meaning set forth in SECTION 3.14(a) of this Agreement.

         "COMPANY BOARD" shall have the meaning set forth in SECTION 1.2(b) of this Agreement.

         "COMPANY COMMON STOCK" shall have the meaning set forth in the Background Statement of this Agreement.

         "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in
ARTICLE III of this Agreement.

         "COMPANY FINANCIAL ADVISOR" shall have the meaning set forth in SECTION
3.18 of this Agreement.

         "COMPANY OPTION PLANS" shall have the meaning set forth in SECTION 2.5(d) of this Agreement.

         "COMPANY PREFERRED STOCK" shall have the meaning set forth in SECTION 3.5(a) of this Agreement.

         "COMPANY PROXY STATEMENT" shall have the meaning set forth in SECTION 3.33(b) of this Agreement.

         "COMPANY SEC DOCUMENTS" shall have the meaning set forth in SECTION 3.7(a) of this Agreement.

         "COMPANY SHAREHOLDERS' MEETING" shall have the meaning set forth in
SECTION 5.11 of this Agreement.

         "COMPANY SUBSIDIARY SECURITIES" shall have the meaning set forth in
SECTION 3.6 of this Agreement.

         "COMPANY 10-QSBs" shall have the meaning set forth in SECTION 3.8 of this Agreement.

         "COMPANY 10-KSB" shall have the meaning set forth in SECTION 3.8 of this Agreement.

         "CONDITIONS TO THE OFFER" shall have the meaning set forth in SECTION 1.1(a) of this Agreement.

         "CONTROLLED GROUP" shall have the meaning set forth in SECTION 3.14(a) of this Agreement.

         "DISSENTING HOLDER" shall have the meaning set forth in SECTION 2.10(a) of this Agreement.

         "DISSENTING SHARES" shall have the meaning set forth in SECTION 2.10(a) of this Agreement.

         "EFFECTIVE TIME" shall have the meaning set forth in SECTION 2.1(c) of this Agreement.

         "EMPLOYEE PENSION BENEFIT PLAN" shall have the meaning set forth in
SECTION 3.14(a) of this Agreement.

         "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning set forth in
SECTION 3.14(a) of this Agreement.

         "ENVIRONMENTAL CLAIMS" shall have the meaning set forth in SECTION 3.19(b) of this Agreement.

         "ENVIRONMENTAL CONDITIONS" shall have the meaning set forth in SECTION 3.19(b) of this Agreement.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in SECTION 3.19(b) of this Agreement.

         "ERISA" shall have the meaning set forth in SECTION 3.14(a) of this Agreement.

         "ERISA AFFILIATE" shall have the meaning set forth in SECTION 3.14(a) of this Agreement.

         "GAAP" shall have the meaning set forth in SECTION 3.8 of this Agreement.

         "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in SECTION
3.3 of this Agreement.

         "HAZARDOUS MATERIALS" shall have the meaning set forth in SECTION 3.19(b) of this Agreement.

         "INDEMNIFIED PARTY" or "INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 5.8 of this Agreement.

         "INFORMATION STATEMENT" shall have the meaning set forth in SECTION 3.33(b) of this Agreement.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in SECTION
3.24 of this Agreement.

         "KNOW" or "KNOWLEDGE" shall mean, with respect to a Person who is an individual, (a) such individual is actually aware of a particular fact or other matter; or (b) a prudent individual would be reasonably expected in the ordinary course of business to become aware of such fact or matter. A Person (other than an individual) will be deemed to "Know" or have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person (or in any similar capacity) has, or at any time had, "Knowledge" or "Knows" of such fact or matter.

         "LEASE" shall have the meaning set forth in SECTION 3.26(a) of this Agreement.

         "LIEN" shall have the meaning set forth in SECTION 3.4 of this Agreement.

         "MBCA" shall mean the Montana Business Corporation Act, Title 35 of the Montana Statutes, as amended, supplemented or replaced.

         "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in SECTION
3.1 of this Agreement.

         "MATERIAL CONTRACTS" shall have the meaning set forth in SECTION 3.9 of this Agreement.

         "MATERIAL LEASES" shall have the meaning set forth in SECTION 3.26(a) of this Agreement.

         "MERGER" shall have the meaning set forth in the Background Statement of this Agreement.

         "MERGER CONSIDERATION" shall have the meaning set forth in SECTION 2.5(a) of this Agreement.

         "MERGER SUBSIDIARY" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "MINIMUM TENDER CONDITION" shall have the meaning set forth in ANNEX A
- "Conditions to the Offer" to this Agreement.

         "MULTI-EMPLOYER PLAN" shall have the meaning set forth in SECTION 3.15 of this Agreement.

         "1933 ACT" shall have the meaning set forth in SECTION 3.7(a) of this Agreement.

         "1934 ACT" shall have the meaning set forth in SECTION 1.1(a) of this Agreement.

         "OFFER" shall have the meaning set forth in SECTION 1.1(a) of this Agreement.

         "OFFER DOCUMENTS" shall have the meaning set forth in SECTION 1.1(c) of this Agreement.

         "OFFER PRICE" shall have the meaning set forth in SECTION 1.1(a) of this Agreement.

         "OWNED REAL PROPERTY" shall have the meaning set forth in SECTION 3.26(b) of this Agreement.

         "PARENT" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "PARENT CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in
SECTION 5.2 of this Agreement.

         "PARENT DISCLOSURE SCHEDULE" shall have the meaning set forth in
ARTICLE IV of this Agreement.

         "PAYMENT AGENT" shall have the meaning set forth in SECTION 2.6(a) of this Agreement.

         "PAYMENT FUNDS" shall have the meaning set forth in SECTION 2.6(b) of this Agreement.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the 1934 Act).

         "SCHEDULE 14D-9" shall have the meaning set forth in SECTION 1.2(b) of this Agreement.

         "SEC" shall have the meaning set forth in SECTION 1.1(c) of this Agreement.

         "SERVICE" shall have the meaning set forth in SECTION 3.13(c) of this Agreement.

         "SHAREHOLDER AGREEMENT" shall have the meaning set forth in the Background Statement of this Agreement.

         "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner; or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

         "SUPERIOR PROPOSAL" shall have the meaning set forth in SECTION 5.3 of this Agreement.

         "SURVIVING CORPORATION" shall have the meaning set forth in SECTION 2.1(a) of this Agreement.

         "TAKEOVER STATUTE" shall have the meaning set forth in SECTION 3.21 of this Agreement.

         "TAX" or "TAXES" shall have the meaning set forth in the last paragraph in SECTION 3.13 of this Agreement.

         "TAXING AUTHORITY" shall have the meaning set forth in the last paragraph in SECTION 3.13 of this Agreement.

         "TAX RETURN" shall have the meaning set forth in the last paragraph in
SECTION 3.13 of this Agreement.

                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

IF TO PARENT, TO:

Mesaba Holdings, Inc.
Fifth Street Towers, Suite 1720
150 South Fifth Street
Minneapolis, MN 55402
Attention: Robert E. Weil

WITH A COPY To:

Briggs and Morgan, P.A.
2400 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Christopher C. Cleveland

IF TO COMPANY, To:

Big Sky Transportation Co.
1601 Aviation Place
Billings, MT 59105
Attention: Kim B. Champney

WITH A COPY To:

Joel E. Guthals
Wright, Tolliver Guthals, P.C.
10 North 27th Street
P.O. Box 1977
Billings, MT 59101
(406) 245-3071

Melodie R. Rose
Fredrikson & Byron, P.A.
1100 International Centre
900 Second Avenue South
Minneapolis, MN 55402-2297
(612) 492-7162

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this SECTION 9.1 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this SECTION 9.1.

         SECTION 9.2 ENTIRE AGREEMENT; NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; THIRD PARTY BENEFICIARIES.

         (a) ENTIRE AGREEMENT. This Agreement (including any exhibits hereto) and the Parent Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement, the Parent Confidentiality Agreement or any provision hereof or thereof is intended to confer on any Person other than the parties hereto or thereto any rights or remedies (except that ARTICLE I, ARTICLE II and SECTION 5.9 are intended to confer rights and remedies on the Persons specified therein).

         (b) SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS. The representations and warranties of Company contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the consummation of the Offer. The agreements contained in ARTICLE I,
SECTION 5.8 and the provisions of ARTICLE VIII and this ARTICLE IX shall survive the Merger.

         SECTION 9.3 AMENDMENTS; NO WAIVERS.

         (a) AMENDMENT. Subject to SECTION 5.11(c), any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the adoption of this Agreement by the shareholders of Company, there shall be made no amendment that by law requires further approval by shareholders without the further approval of such shareholders.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

         SECTION 9.5 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Minnesota (without regard to principles of conflict of laws); provided, however, that if the laws of a jurisdiction other than the State of Minnesota are stated herein to control, the subject matter of such provision of this Agreement shall be construed consistently with, and such jurisdictional statement shall control and govern, as to the governing law of such provision.

         SECTION 9.6 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought against any of the parties in any federal court located in the State of Minnesota, or any Minnesota state court located in Hennepin County, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Minnesota. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in SECTION 9.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         SECTION 9.7 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 9.8 INTERPRETATION. When a reference is made in this Agreement to a Section or the Company Disclosure Schedule, such reference shall be to a Section of this Agreement or to the Company Disclosure Schedule as applicable, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 9.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Minnesota or any Minnesota state court located in Hennepin County, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 9.11 JOINT AND SEVERAL LIABILITY. Parent and Merger Subsidiary hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

         SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         SECTION 9.13 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         SECTION 9.14 INCORPORATION OF EXHIBITS. The Company Disclosure Schedule and all Annexes and Exhibits attached hereto and referred to in this Agreement are hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if fully set forth in this Agreement

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties have hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                MESABA HOLDINGS, INC.

                                By: /s/ Paul F. Foley
                                   ---------------------------------------
                                    Name:  Paul F. Foley
                                         ---------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------

                                RANGER ACQUISITION CORP.

                                By: /s/ Robert E. Weil
                                   ---------------------------------------
                                    Name: Robert E.Weil
                                         ---------------------------------
                                    Title: President
                                          --------------------------------

                                BIG SKY TRANSPORTATION CO.

                                By: /s/ Kim B. Champney
                                   ---------------------------------------
                                    Name: Kim B. Champney
                                         ---------------------------------
                                    Title: President and CEO
                                          --------------------------------

                                    ANNEX A

                            CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer or the Agreement, Merger Subsidiary shall not be required to accept for payment or, subject to applicable law, pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock which represents at least two-thirds of the number of shares of Company Common Stock outstanding on a fully diluted basis (assuming the exercise of all outstanding options) as of the expiration of the Offer (the "MINIMUM TENDER CONDITION"), and
(ii) at no time on or after the date of this Agreement, and prior to the acceptance for payment of shares of Company Common Stock, any of the following conditions shall exist:

         (a) ACTION OR PROCEEDING. There shall be pending or threatened any suit, action, proceeding, or order brought by any Governmental Authority against Parent, Company or any of their respective Subsidiaries (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any shares of Company Common Stock by Merger Subsidiary pursuant to the Offer or the consummation of the Merger, or seeking to obtain damages in connection with any such transactions that would result in a Material Adverse Effect on Company or Parent, (ii) seeking to prohibit or limit materially the ownership or operation by Company, Parent or any of their respective Subsidiaries of all or any material portion of the business or assets of Company and its Subsidiaries, Parent or any of its Subsidiaries, or to compel Company, Parent or any of their respective Subsidiaries to dispose of or hold separate all or any material portion of their respective business, as a result of the Offer, the Merger or any other transactions contemplated by the Agreement; (iii) seeking to impose material limitations on the ability of Parent, Merger Subsidiary or any other affiliate of Parent to acquire or hold, or exercise effectively full rights of ownership of, any shares of Company Common Stock acquired by Merger Subsidiary in the Offer or the Merger, including the right to vote any shares of Company Common Stock on matters properly presented to the shareholders of Company, including the approval and adoption of the Agreement, the Merger and the other transactions contemplated thereby; or (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Company and its Subsidiaries;

(b) INJUNCTION. There shall have been issued any injunction, order or decree by any Governmental Authority resulting from any action or proceeding brought by any Person other than any Governmental Authority which (i) restrains or prohibits the making of the Offer or the consummation of the Merger or any other transactions contemplated under the Agreement; (ii) prohibits or limits ownership or operation by Company, Parent or Merger Subsidiary of all or any material portion of the business or assets of Company and its Subsidiaries taken as a whole, or compels Company, Parent or any of their respective Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Company and its Subsidiaries taken as a whole, in each case as a result of the consummation of the Offer, the Merger or the transactions contemplated under the Agreement; (iii) imposes material limitations on the ability of Parent or Merger Subsidiary to exercise effectively full rights of ownership of any shares of Company

Common Stock acquired by Merger Subsidiary in the Offer or the Merger, including the right to vote any such shares on all matters properly presented to the shareholders of Company, including the approval and adoption of the Agreement, the Merger and the other transactions contemplated thereby; or (iv) requires divestiture by Parent or Merger Subsidiary of any shares of Company Common Stock acquired by Merger Subsidiary in the Offer or the Merger;

         (c) REPRESENTATIONS AND WARRANTIES. Any representation or warranty of Company in the Agreement shall not be true and correct in accordance with its terms and the failure to be true and correct, when taken together with all other such failures of the representations and warranties of Company in the Agreement to be true and correct in accordance with their respective terms, in the aggregate, has had or would have a Material Adverse Effect on Company;

         (d) AGREEMENTS AND COVENANTS. Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Company to be performed or complied with by it under the Agreement; or

         (e) ACTIONS OF FEDERAL RESERVE OR FEDERAL AUTHORITY. The U.S. Federal Reserve Board or any other federal governmental authority shall have declared a general banking moratorium or general suspension or material limitation for five
(5) consecutive business days on the extension of credit or in respective payments in respect of credit by banks or other lending institutions in the United States.

         (f) TERMINATION. The Agreement shall have been terminated in accordance with its terms.

         (g) LABOR CONTRACTS. Company shall have failed to amend its labor contracts for pilots, mechanics and dispatchers to provide for the following terms, as applicable:

                  (i) each contract must be extended for a period of not less than seven (7) years from the date of this Agreement and shall contain an interest arbitration clause to resolve any open issues prior to the National Mediation Board issuing a proffer letter;

                  (ii) no contract will include annual base pay increases exceeding three percent (3%) per year after the effective date of such contract;

                  (iii) each contract must include division specific seniority and application;

                  (iv) the pilots' contract must include a rate table for each seat configuration of turboprop and regional jet aircraft; and

                  (v) the pilots' contract must include a first officer seat lock.


         The foregoing conditions are for the sole benefit of Merger Subsidiary and Parent and may be asserted by Merger Subsidiary or Parent or may be waived by Merger Subsidiary or Parent in whole or in part at any time and from time to time in their sole discretion; provided that the Minimum Tender Condition may not be waived or amended without the prior written consent of Company. The failure by Parent or Merger Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    ANNEX B

                         FORM OF SHAREHOLDER AGREEMENT

         THIS SHAREHOLDER AGREEMENT (this "Agreement") is dated as of September 26, 2002, and is by and among RANGER ACQUISITION CORP., a Montana corporation ("Purchaser"), MESABA HOLDINGS, INC., a Minnesota corporation ("Parent"), and the Persons listed on Schedule A hereto (individually and collectively, the "SHAREHOLDER").

                                    RECITALS

         A. Parent and Purchaser have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Big Sky Transportation Co., a Montana corporation (the "Company"), which provides, among other things, upon the terms and subject to the conditions thereof, for the acquisition by Purchaser of all the outstanding shares of 1996 Series Common Stock, no par value, of the Company ("Company Common Stock") through (a) a tender offer (the "Offer") for all shares of Company Common Stock for $2.60 per share to the shareholders thereof in cash (the "Per Share Amount") and (b) a second-step merger pursuant to which Purchaser will merge with and into the Company (the "Merger") and all outstanding shares of Company Common Stock (other than shares of Company Common Stock held by Purchaser or Parent and, if applicable, shareholders of Company who lawfully exercise dissenters' rights in the Merger) will be converted into the right to receive the Per Share Amount in cash. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

         B. As of the date hereof, each Shareholder owns (beneficially or of record) the number of shares of Company Common Stock set forth opposite each Shareholder's name on Schedule A hereto.

         C. As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have required that each Shareholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, each Shareholder has agreed to tender pursuant to the Offer, in accordance with the terms of this Agreement, all the shares of Company Common Stock now owned (beneficially or of record) and which may hereafter be acquired by each Shareholder (the "Shares").

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby the parties hereto agree as follows:

                                   ARTICLE I

                          COVENANTS OF THE SHAREHOLDER

         SECTION 1.1 DISPOSITION OR ENCUMBRANCE OF SHARES. Except as contemplated by Section 1.3, each Shareholder hereby covenants and agrees that each Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on each Shareholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares at any time prior to the earlier of (x) the purchase by Purchaser of all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer or
(y) the termination of the Merger Agreement pursuant to its terms. Notwithstanding the foregoing, an encumbrance of Shares existing prior to the date of this Agreement shall be permitted, provided that such encumbrance is removed so as to permit the Shareholder to validly tender his or her Shares as required by Section 1.3 hereof.

         SECTION 1.2 SOLICITATION OF TRANSACTIONS. Each Shareholder shall not, directly or indirectly, solicit or initiate inquiries or proposals concerning any Acquisition Proposal or negotiate with any third party (other than Parent or Purchaser) with respect to any Acquisition Proposal, except in a fiduciary capacity as an officer or director of Company. Each Shareholder shall be obligated hereunder to notify Purchaser of any inquiries or proposals it receives relating to an Acquisition Proposal.

         SECTION 1.3 AGREEMENT TO TENDER THE SHARES PURSUANT TO THE OFFER. Each Shareholder agrees to validly tender all the Shares and not to withdraw any Shares pursuant to the Offer. Notwithstanding the foregoing, a Shareholder may withdraw such Shares from the Offer if the Merger Agreement is terminated pursuant to its terms, including, without limitation, as a consequence of the Company's acceptance of a Superior Proposal.

                                   ARTICLE II

                                 MISCELLANEOUS

         SECTION 2.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         SECTION 2.2 FURTHER ASSURANCES. The parties hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         SECTION 2.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity and such remedies shall be cumulative and not exclusive.

         SECTION 2.4 ENTIRE AGREEMENT. This Agreement, along with the terms of the Merger Agreement (which terms are incorporated by reference herein), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         SECTION 2.5 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise (other than by will or the laws of descent and distribution). Any other such purported assignment shall be void.

         SECTION 2.6 PARTIES IN INTEREST. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 2.7 AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any waiver under this Agreement shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 2.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         SECTION 2.9 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 2.9):

         IF TO PURCHASER OR PARENT:

         Mesaba Holdings, Inc.
         Fifth Street Towers, Suite 1720
         150 South Fifth Street
         Minneapolis, MN 55402
         Attention: Robert E. Weil

         WITH COPY TO:

         Briggs and Morgan, P.A.
         2400 IDS Center
         80 South Eighth Street
         Minneapolis, MN 55402
         Attention: Christopher C. Cleveland

         IF TO A SHAREHOLDER:

         at the address set forth on Schedule A

         WITH A COPY TO:

         Wright Tolliver Guthals P.C.
         P.O. Box 1977
         Billings, MT 59103-1977
         Attention: Joel E. Guthals


         SECTION 2.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota applicable to contracts executed in and to be performed in that State.

         SECTION 2.11 TERMINATION. This Agreement shall terminate automatically without any further action of the parties hereto upon termination of the Merger Agreement.

         SECTION 2.12 SHAREHOLDER CAPACITY. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer. Each Shareholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or as the trustee of a trust whose beneficiaries are the beneficial owners of, shares of Company Common Stock, and nothing herein shall limit or affect any actions taken by each Shareholder (or beneficiary of a trust which is a shareholder) in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

         SECTION 2.13 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 2.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.


                                        RANGER ACQUISITION CORP.

                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                        MESABA HOLDINGS, INC.

                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------


                                        SHAREHOLDER

                                        --------------------------------------
                                        Name:
                                             ---------------------------------

                                   SCHEDULE A

                                SHAREHOLDER LIST

Name, Address, Telephone No. of Shareholder                        Number of Shares
-------------------------------------------                        ----------------
[List each shareholder who beneficially owns more than 5% of
Company's outstanding stock and each officer and director.]

Derby West Corp.                                                         332,520
Northern Rockies Venture Fund                                            114,286
H.V. Holeman, Las Vegas, NV                                              108,780
Kim Champney                                                              85,300
Jon Marchi                                                                70,556
Craig Denney                                                              61,420
Jack Daniels                                                              26,620
Stephen Huntington                                                        15,600
Barbara Nemecek                                                            8,667
Ken Thuerbach                                                              2,667
Ed Wetherbee                                                               2,667
TOTAL                                                                    829,083